As filed with the Securities and Exchange Commission on February 22, 2005.
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                          AEROGROW INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

                                ----------------

             NEVADA                         3524                  46-0510685
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)  Classification Code Number)   Identification
                                                                   Number)

           900 28TH STREET, SUITE 201
             BOULDER, COLORADO 80303           900 28TH STREET, SUITE 201
      (303) 444-7755 O FAX (303) 444-0406        BOULDER, COLORADO 80303
         (Address and telephone number            (Address of principal
        of principal executive offices)             place of business)

                             W. MICHAEL BISSONNETTE
                          AEROGROW INTERNATIONAL, INC.
                           900 28TH STREET, SUITE 201
                             BOULDER, COLORADO 80303
                       (303) 444-7755 O FAX (303) 444-0406
            (Name, address and telephone number of agent for service)

                          COPIES OF COMMUNICATIONS TO..
                             ROBERT J. PHILIPP, ESQ.
                                KRANITZ & PHILIPP
                            2230 EAST BRADFORD AVENUE
                           MILWAUKEE, WISCONSIN 53211
                       (414) 332-2118 O FAX (414) 332-4480

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after this registrationstatement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box, |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ______________________________ If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same  offering.  |_|  ______________________________  If this  Form is a
post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_|_____________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
                              (SEE FOLLOWING PAGE)

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                          AEROGROW INTERNATIONAL, INC.
                       REGISTRATION STATEMENT ON FORM SB-2
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------
                                                             Proposed           Proposed
Title of each class of                   Amount              maximum             maximum            Amount of
     securities                           to be           offering price        aggregate         registration
  to be registered                      registered            per unit        offering price          fee
---------------------------------------------------------------------------------------------------------------
Common Stock                          31,414,179 shares       $1.00 (1)       $31,414,179 (1)        $3,697.45
---------------------------------------------------------------------------------------------------------------
Warrants                               2,430,488               --                  --                    --
                                        warrants

Common Stock issuable upon             2,430,488              $0.50            $1,215,244              $143.03
exercise of warrants                   shares (2)
---------------------------------------------------------------------------------------------------------------
Warrants                                 150,000               --                   --                   --
                                        warrants

Common Stock issuable upon               150,000              $1.00              $150,000               $17.66
exercise of warrants                   shares (2)
---------------------------------------------------------------------------------------------------------------
Warrants                               8,954,400               --                   --                   --
                                        warrants

Common Stock issuable upon             8,954,400              $2.00           $17,908,800            $2,107.87
exercise of warrants                   shares (2)
---------------------------------------------------------------------------------------------------------------
Warrants                               1,954,400               --                   --                   --
                                        warrants

Common Stock issuable upon             1,954,400              $3.00            $5,863,200              $690.10
exercise of warrants                   shares (2)
---------------------------------------------------------------------------------------------------------------
Totals                                44,903,467 shares                       $56,551,423(1)         $6,656.11
                                      13,489,288
                                        warrants
---------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable number of shares of Common Stock as may be issued pursuant to the anti-dilution provisions of such warrants.

                             Facing Page (Continued)

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS (SUBJECT TO COMPLETION)

DATED FEBRUARY ##, 2005

                                7,000,000 SHARES

                          AEROGROW INTERNATIONAL, INC.

                                  COMMON STOCK
                           (MINIMUM PURCHASE: $15,000)

     AeroGrow International, Inc. is offering a minimum of 500,000 shares and a maximum of 7,000,000 shares of its common stock. Purchasers in amounts of $25,000 or more will also receive, at no additional cost, one warrant to purchase an additional share of common stock for each share purchased in this offering, at the exercise price of $2.00 per share, as described in this prospectus under "Description of Securities - Warrants." We will utilize the proceeds of this offering and the exercise of warrants, if any, to establish and operate our business of developing and marketing hydroponic consumer products and add-on aftermarket companion products. To date, we have been in the research and development phase and have not generated any revenues.

     No public market currently exists for our common stock or warrants, which will be transferable separately and are not required to be transferred as units. We do not expect that any public market will develop for our warrants. We anticipate that, within approximately six months following the completion of this offering, our common stock will be quoted on the NASD's OTC BULLETIN BOARD under the symbol AERO.

          INVESTING IN OUR SECURITIES INVOLVES SUBSTANTIAL RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                              Price $1.00 Per Share

                                            Underwriting     Proceeds to
                               Price to     Discounts and     AeroGrow
                                Public       Commissions    International
                                ------       -----------    -------------
Per Share (1)                    $1.00           -0-            $1.00
Minimum (500,000 shares)       $500,000          -0-          $500,000
Maximum (7,000,000 shares)    $7,000,000     $7,000,000

(1) The per share price of the common stock offered hereby may be effectively reduced if a purchase qualifies for bonus shares as described under "Plan of Distribution."

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     This is a minimum-maximum offering which will be sold by us through our officers and directors. We must sell the minimum offering of 500,000 shares if any are sold. Neither we nor any other person is required to sell any specific number or dollar amount of securities, but we will use our best efforts to sell all of the 7,000,000 shares offered. Funds received from subscribers will be held in escrow by FlatIrons Bank. Unless collected funds sufficient to purchase the minimum offering are received by the escrow agent from accepted subscribers within 120 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 120 days, all purchase payments will be returned in full to subscribers, without interest or deduction. However, we may terminate the offering at any earlier time if we choose to do so.

                 , 2005

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary.......................................................    1
Risk Factors.............................................................    5
Use of Proceeds..........................................................    8
Dividend Policy..........................................................    8
Dilution.................................................................    9
Selected Financial Data..................................................   10
Management's Discussion and Analysis of Financial
   Condition and Results of Operations...................................   11
Business.................................................................   13
Management...............................................................   26
Scientific Advisory Board................................................   28
Certain Relationships and Related Transactions...........................   29
Principal Stockholders...................................................   30
Description of Securities................................................   31
Shares Eligible for Future Sale..........................................   34
Plan of Distribution.....................................................   36
Legal Matters............................................................   37
Experts..................................................................   37
Where You Can Find Additional Information................................   37
Index to Financial Statements............................................   38
Exhibit A (Subscription Agreement).......................................  A-1
Exhibit B (Form of Warrant)..............................................  B-1

                               PROSPECTUS SUMMARY

     PROSPECTIVE PURCHASERS SHOULD READ THE FOLLOWING SUMMARY CAREFULLY IN CONJUNCTION WITH THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS CONCERNING AEROGROW AND THE COMMON STOCK BEING OFFERED, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES.

AEROGROW INTERNATIONAL

     AeroGrow was incorporated in July 2002 and is located in Boulder, Colorado. Our principal business is the research, development, manufacturing, and marketing of indoor, hydroponic "Smart Garden(TM)" systems capable of growing vine-ripened fruits, vegetables, and herbs, as well as decorative flowers year-round. To date, we have focused on inventing, enhancing and simplifying various technologies, creating a line of simple, "plug and grow" indoor gardening systems designed and priced for mass-consumer markets worldwide.

     AeroGrow's "Smart Garden" systems for use in kitchens, homes and offices are designed to be attractive, affordable, and easy to use. Our research in the field indicates that this product line is the first of its kind on the market.

     Thirteen patents have been filed to protect our inventions, including several international patents. These include hydroponic technological advances, as well as product, nutrient, and seed pod inventions designed to enhance plant growth while providing a simple, successful and rewarding growing experience for the consumer.

     A partial list of AeroGrow's inventions include:

          o Our patent-pending, core hydroponic technology, the Rain-Forest(TM) system.

          o Pre-seeded bio-grow domes for faster germination and a simple "plug and grow" experience.

          o Microprocessor-based "Smart Garden" control panels and advanced "Adaptive Learning" technology which alerts consumers when nutrients and water are needed, and automatically adjusts nutrient delivery and lighting cycles based on plant variety and stage of growth.

          o A simplified time-release plant nutrition system developed to provide fast, healthy growth with a minimum of consumer knowledge or effort.

          o A pH water balancing system that automatically adjusts the diverse pH levels of municipal and rural water systems across the U.S. to a range that supports healthy plant growth.

          o An integrated and automated lighting system that enables growing indoors, year-round, without natural light.

     As a result of these inventions, proprietary technologies and other trade secrets, we believe our integrated "Smart Garden" systems will allow virtually anyone, from consumers with no gardening experience to professional gardeners, to enjoy consistent, year-round harvests of vine-ripened produce, herbs, and decorative, aromatic flowers regardless of season, weather or lack of natural light.

PRODUCTS

     AeroGrow is developing two "Smart Garden" Systems with projected price points ranging from approximately $99 to $149 depending on the features and model selected. These products are designed to be attractive and appropriate for use on countertops in kitchens and bathrooms, in living rooms, bedrooms, family rooms, offices, cubicles, waiting rooms, lobbies and more.

     These products are:

     THE BASIC AEROGROW "SMART GARDEN"

     This unit features our patent-pending Rainforest Nutrient Delivery technology which delivers a constant flow of oxygenated nutrients to plant roots, and includes an integrated, full-spectrum lighting system. This product is projected to retail for $99.

     An optional microprocessor-based "Smart Garden" control panel will be available as an accessory which includes an electronic nutrient reminder system and microprocessor-controlled lights. This product is expected to retail for $19.

     THE DELUXE AEROGROW "SMART GARDEN"AeroGrow's most technologically advanced and automated soil-less gardening system features both our patent-pending Rainforest Nutrient Delivery system and our patent-pending microprocessor-based adaptive growth technology, or AGT. The AGT automatically adjusts the nutrient delivery schedules based on plant maturity, alerts consumers to add water when needed, and includes an automated nutrient reminder system to ensure that plants are properly fed. The product also includes an integrated, full-spectrum lighting system and is projected to retail for $149.

     RECURRING REVENUE COMPANION PRODUCTS

     In addition to our "Smart Garden" systems, we are developing and plan to market a number of aftermarket consumable, companion products designed to provide a successful gardening experience for consumers of all experience levels while providing a potentially continuing and profitable revenue stream for AeroGrow. These include a variety of "plug and play" pre-packaged vegetable, herb, flower and salad grow kits containing everything needed for a full season's growing, including twice-a-month time-release nutrients packets and patent-pending pre-seeded germination bio-grow domes. Special replacement grow light bulbs and time-release nutrients will be offered as well.

MARKETS

     Based on consumer reactions in both individual interviews and focus groups we have conducted, we believe that our products will appeal to at least four primary market segments: gardeners, gardener "want-to-be's," those interested in cooking and healthful eating, and the office and home decor market.

     GARDENERS

     Gardening is America's number one hobby, with more than 70 million active gardeners. In the U.S. alone, there are 27 million vegetable gardeners (one out of every four households has a vegetable garden), over 15 million fresh herb gardeners, and over 20 million flower gardeners (National Gardening Associations 2002 National Gardening Survey).

     Our research indicates that AeroGrow's "Smart Garden" indoor garden systems and aftermarket consumable products have the potential to offer this large market of gardeners, both beginners and experienced gardeners, the benefits of growing fresh herbs, lettuces, vegetables, tomatoes, and flowers year-round, regardless of seasonal weather conditions. Today, most gardeners cannot grow year-round easily or inexpensively due to unfavorable climates and/or inadequate indoor light.

     GARDENER "WANT-TO-BE'S"

     Currently, a sizeable segment of the population does not garden. From consumer interviews with non-gardeners, we have determined that many of these non-gardeners would like to garden, but cannot for a variety of reasons, including:

          o Many live in apartments, condominiums or homes without yards and, therefore, lack the space required for even a small garden; and

          o Many lack the experience or confidence to garden, often describing themselves as having "brown thumbs."

     Our research indicates this market segment may be open to the purchase of kitchen gardening products that are relatively small in size, designed for indoor use, simple and convenient to use, require no prior gardening experience, and are designed to virtually assure gardening success.

     THE KITCHEN PRODUCTS MARKET FOR HEALTHY EATING AND GOURMET COOKING

     Our "Smart Garden" systems are capable of growing renewable harvests of fresh, culinary herbs and vine-ripened produce. Our interviews with consumers who are interested in cooking with fresh herbs and vegetables, those interested in healthy foods and those concerned with pesticides in foods indicate that a large potential market exists for a product that will grow pesticide-free herbs, vegetables, and tomatoes year-round, right in the kitchen.

     OFFICE AND HOME DECOR MARKET

     Plants and flowers are often used for decoration in homes and offices around the world. Until now, it has not been possible to readily grow flowers in an office or indoor home environment due to the lack of sufficient light, and the frequent care, attention and growing knowledge that is needed. Our products make growing colorful, fragrant flowers, year-round, easy and convenient with or without any natural light, potentially opening an entire new market for home and office decor. Our products are designed to be attractive and appropriate for use in a wide variety of surroundings and areas, including kitchens, living rooms, offices, lobbies, and even bathrooms.

     In addition, based on conversations with potential distributors and others in the industry, we believe that our "Smart Garden" systems may present opportunities in many specialized markets, including the toy, education, gift, and hydroponic hobbyist markets, both in the U.S. and internationally.

MANAGEMENT

     AeroGrow's management team has extensive experience in the consumer products business; specifically, in the research, development and marketing of consumer products through both direct-to-consumer and retail channels of distribution, having, on a combined basis, experience in over 200 new product launches.

     Our management team includes:

     Michael Bissonnette, CEO: Mr. Bissonnette brings 30 years of entrepreneurial experience, having founded and built two technology-based consumer products companies into multi-million dollar, international corporations, initially using direct response TV, radio and infomercials, and then, where appropriate, expanding distribution into retail channels.

     Randy Seffren, Chief Marketing Officer: Mr. Seffren has co-developed and launched more than 150 consumer products into direct response and retail channels for companies such as Reebok Home Fitness, Life Fitness, Body by Jake and Chef Tony.

MARKETING STRATEGY

     Our continuing market research program confirms consumers' enthusiasm for our products and has helped to hone our product development and marketing communications. We plan to launch our products nationally during the third and fourth quarters of 2005 and internationally in 2006.

     Our marketing strategy is to launch the AeroGrow product line initially by means of a major public relations campaign accompanied by direct marketing programs to include TV advertising, infomercials, home shopping networks, and print and web-based advertising. As planned, test marketing will begin regionally, to be followed by a national product roll out.

     We also plan to expand distribution of our products to major retail channels, catalogues, and specialty retailers as appropriate based on the demand and response, to be followed by distribution in large international markets by means of qualified distributors. We plan to build a database of customers from our direct marketing campaigns to be used to generate recurring revenues from our sale of aftermarket products, future products, replacement parts, and other promotional opportunities.

OPERATIONS

     As a development stage company having commenced operations in 2002, AeroGrow has no current revenues. To date, we have been focused on planning our business strategy, developing our products and raising capital. We have finalized the development of our advanced technologies, manufactured several test and prototype units, and are finalizing contract points with a manufacturer in China to commence volume manufacturing in 2005.

     We intend to operate our business in a sector with potential competition from more established businesses with better capitalization, name recognition and operating histories. Our principal address is 900 28th Street, Suite 201, Boulder, Colorado 80303. Our telephone number is (303) 444-7755 and our fax number is (303) 444-0406.

THE OFFERING

     Common stock offered.......................................7,000,000 shares

     Common stock outstanding at December 31, 2004.............24,414,179 shares

     Common stock to be outstanding after minimum
     offering(1)(2)............................................24,914,179 shares

     Common stock to be outstanding after maximum
     offering(1)(2)............................................31,414,179 shares

     Proposed trading symbol................................................AERO

          (1) Assumes that no bonus shares, as described under "Plan of Distribution," are issued in connection with this offering.

          (2) Assumes that no shares of common stock are issued upon the exercise of warrants acquired in this offering. See "Description of Securities--Warrants" for a description of the terms of the warrants.

     Investors in amounts of $25,000 or more will also receive, at no additional cost, one warrant to purchase an additional share of common stock for each share purchased in this offering, at the exercise price of $2.00 per share, as described in this prospectus. See "Description of Securities - Warrants" for a description of the terms of the warrants, including the conditions under which they may be redeemed by AeroGrow.

     This offering will be sold by AeroGrow, through its officers and directors, without the participation of an underwriter. Funds received from subscribers will be held in escrow by FlatIrons Bank, the escrow agent. Unless collected funds sufficient to purchase the minimum offering are received by the escrow agent from accepted subscribers within 120 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 120 days, all purchase payments will be returned in full to subscribers, without interest or deduction. However, we may terminate the offering at any earlier time if we, in our sole discretion, choose to do so. If the minimum offering is sold within the foregoing period, the initial disbursement of escrowed funds will take place, and the offering may continue until (i) the maximum offering is sold or (ii) one year from the date of this prospectus, whichever occurs first. AeroGrow is not obligated to purchase any common stock at any time. While we will use our best efforts to sell all of the shares of common stock offered, we cannot guarantee how many shares, if any, actually will be sold in the offering. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

USE OF PROCEEDS

     We intend to allocate the net proceeds received from this offering to working capital, for use in connection with the development and expansion of our business, including expenditures with respect to the following: (i) recruitment and training of additional management, technical and marketing personnel; (ii) research and development; (iii) public relations; (iv) advertising, marketing and retail distribution; (v) development and maintenance of web sites; and (vi) general unallocated working capital. See "Use of Proceeds."

SUMMARY FINANCIAL DATA

     Prospective purchasers should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements, and the related notes, which are included elsewhere in this prospectus. The information shown below as of December 31, 2004 and December 31, 2003, and for the years then ended, and for the cumulative period from July 2, 2002 (inception) to December 31, 2004, has been derived from our financial statements, which have been audited by Gordon, Hughes & Banks, LLP, an independent registered public accounting firm.

             AEROGROW INTERNATIONAL, A DEVELOPMENT-STAGE ENTERPRISE

STATEMENT OF OPERATIONS DATA:

                                                           Cumulative
                                                          July 2, 2002
                                                         (Inception) to    Year Ended      Year Ended
                                                           December 31,   December 31,    December 31,
                                                              2004            2004            2003
                                                          ------------    ------------    ------------
Total revenues ........................................   $         --    $         --    $         --
Total operating expenses ..............................      3,850,438       2,396,608       1,157,617
                                                          ------------    ------------    ------------
Income (loss) from operations .........................     (3,850,438)     (2,396,608)     (1,157,617)
Other income (expense), net ...........................          5,646           7,564          (1,918)
                                                          ------------    ------------    ------------
Net (loss) ............................................   $ (3,844,792)   $ (2,389,044)   $ (1,159,535)
                                                          ============    ============    ============
      Net loss per common share -basic and diluted ....   $      (0.23)   $      (0.11)   $      (0.08)
                                                          ============    ============    ============
 Weighted average common
      shares outstanding ..............................     16,586,470      21,263,104      13,994,544

BALANCE SHEET DATA:
                                                              December 31, 2004
                                                              -----------------
    Cash and cash equivalents...............................   $      1,916,842
    Total assets............................................   $      1,998,470
    Long-term debt, less current portion....................   $            -0-
    Deficit accumulated during development stage............   $     (3,844,792)
    Total Stockholders' equity..............................   $      1,911,923

                                  RISK FACTORS

     THIS OFFERING AND AN INVESTMENT IN OUR COMMON STOCK INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE PURCHASING SHARES. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS, PROSPECTS OR FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

THIS IS A SELF-UNDERWRITTEN OFFERING, AND WE MAY NOT RAISE ENOUGH CAPITAL FROM THE SALE OF OUR COMMON STOCK TO FUND OUR PLANS FOR GROWTH AND EXPANSION AS QUICKLY AS INTENDED.

     While we will use our best efforts to sell all of the shares offered by this prospectus, we are not obligated to sell any number or dollar amount of our common stock, and we cannot guarantee how many shares, if any, will actually be sold in this offering.

     We intend to expend all of the proceeds we receive from this offering to grow and expand our existing business, principally by advertising and marketing our products. Management believes that the net proceeds of our initial public offering will be sufficient to support our operations for the next twelve months. It is intended that sales in this offering will enhance our operating capital position. However, our inability to obtain financing in this offering will impede the implementation of our plans for growth and expansion, thereby possibly extending the time required for you to realize a positive return, if any, on your investment in our company.

IF THE MARKET PRICE OF OUR SHARES REMAINS BELOW $5.00 PER SHARE, SALES EFFECTED BY REGISTERED BROKER-DEALERS MAY BE SUBJECT TO CONSIDERABLE ADDITIONAL RULES AND REGULATIONS, COMPLIANCE WITH WHICH MAY ADVERSELY AFFECT OUR STOCK'S LIQUIDITY AND PRICE.

     The price of our common stock in this offering will be less than $5.00 per share, and no assurance can be given that the market price for our common stock will exceed $5.00 per share at any time following the completion of this offering. Accordingly, SEC rules may impose additional requirements upon broker-dealers who effect transactions in our shares, principally with respect to (1) additional disclosures concerning the risks of investment in lower-priced stocks, (2) written investor-suitability determinations and (3) written authorization of these transactions by the proposed purchasers. Compliance with these rules could impede trading and adversely impact the price and liquidity of your shares.

EVALUATION OF OUR PROSPECTS MAY BE MORE DIFFICULT IN LIGHT OF OUR LIMITED OPERATING HISTORY.

     AeroGrow was formed in July 2002, and we have a limited operating history upon which to base an evaluation of our prospects. As a relatively new enterprise, we are subject to the risks, expenses and uncertainties that face any company during its early development. We are confident that we will be able to address and overcome these risks through our management's experience, our attention to changes in the market to which we seek to deliver our products, and our technological expertise. However, there can be no definite assurance that we will be able to adequately address these risks, and our failure to do so may adversely affect the value of your investment in our common stock.

OUR MANAGEMENT MAY NOT BE SUCCESSFUL IN APPLYING THE PROCEEDS OF THIS OFFERING IN A MANNER THAT INCREASES THE VALUE OF YOUR INVESTMENT.

     We plan to utilize the net proceeds of this offering in the manner described in this prospectus under "Use of Proceeds." Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering, whether in our existing operations or for external investments, in ways which increase our profitability or market value, or otherwise yield favorable returns.

PURCHASERS IN THIS OFFERING WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION.

     The price of our common stock in this offering is substantially higher than our book value immediately after this offering. As a result, if you invest in this offering at an assumed offering price of $1.00 per share, you will incur immediate dilution of at least $0.72 per share in the book value of the shares purchased from the price you pay for your stock if we sell the entire offering. You will incur this dilution largely because our earlier investors paid substantially less than the public offering price when they purchased their common stock. See the discussion under "Dilution" for a calculation of the dilution you will experience, assuming various levels of sales in this offering.

WE CANNOT GUARANTEE THAT AN ACTIVE TRADING MARKET FOR OUR COMMON STOCK WILL DEVELOP OR BE SUSTAINED.

     While we intend that our common stock will be quoted on the NASD's OTC BULLETIN BOARD within 6 months after the completion of this offering, we cannot provide definite assurance that our shares will be actively traded. The development and continuation of a trading market will depend principally upon our business, financial condition and operating results.

WE MAY BE UNABLE TO MANAGE GROWTH THAT RESULTS FROM A SUCCESSFUL OFFERING.

     To implement our business plan, we must expand our operations, financial systems, and personnel. We may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in our being unable to capitalize on the opportunity in the market, and might cause our financial condition and results of operations to suffer. Should our financial condition and/or results of operations suffer, the value of your investment in our common stock may be adversely affected.

THE ARBITRARY DETERMINATION OF THE PRICE OF THE SHARES TO BE SOLD IN THIS OFFERING AND THE ABSENCE OF A PUBLIC MARKET FOR OUR COMMON STOCK MAY ADVERSELY AFFECT YOUR ABILITY TO ASSESS WHETHER YOU WILL BE ABLE TO SELL ANY SHARES YOU PURCHASE FOR AN AMOUNT EQUAL TO OR GREATER THAN THE PRICE YOU PAY TO ACQUIRE THEM.

     The offering price of the shares to be sold in this offering has been arbitrarily determined by us and is not the result of arms-length negotiations with any underwriter or other party. Such price is not necessarily related to our asset value, net worth, results of operations or any other established criteria of value. The foregoing factors may diminish your ability to assess the likelihood that your purchase price will be recovered, if not exceeded, upon sale, and no assurance can be given in that regard. Please see "Plan of Distribution" for a discussion of the factors considered by us in determining the offering price.

UNLESS THE PRICE OF OUR COMMON STOCK EQUALS OR EXCEEDS THE EXERCISE PRICE OF THE WARRANTS AT THE TIME OF SUCH EXERCISE, YOU MAY BE UNABLE TO PROFITABLY EXERCISE YOUR WARRANTS.

     There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter. Accordingly, should you choose to exercise warrants, the value of the common stock purchased upon such exercise may be less than the price you pay. Please see "Description of Securities - Warrants" for additional information as to the terms of the warrants.

WE PLAN TO USE THE INTERNET AS AN IMPORTANT COMPONENT OF OUR BUSINESS, AND OUR INABILITY TO KEEP PACE WITH THE RAPID TECHNOLOGICAL CHANGES ASSOCIATED WITH THE INTERNET MAY AFFECT THE PRICE OF OUR COMMON STOCK.

     We intend to use the Internet as a tool to promote our business and attract potential customers of our products. We plan to conduct e-mail campaigns and establish an extensive network of Internet hyperlinks to maximize our visibility to gardeners and gardener-want-to-be's. There continue to be rapid technological changes associated with the Internet. If we are unable to keep pace with such technological changes in order to achieve our goals, our growth and, accordingly, the value of your investment in our shares may be negatively affected.

UNLESS THE PRICE OF OUR COMMON STOCK EQUALS OR EXCEEDS THE EXERCISE PRICE OF THE WARRANTS, IF ANY ARE ISSUED, AT THE TIME OF SUCH EXERCISE, AN INVESTOR MAY NOT BE ABLE TO EXERCISE WARRANTS PROFITABLY.

     There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants, if any are issued, during the exercise period or at any time thereafter. Accordingly, should an investor choose to exercise warrants, the value of the common stock purchased upon such exercise may be less than the warrant exercise price. See "Plan of Distribution" and "Description of Securities -Warrants" for additional information as to the conditions of issuance and other terms of the warrants.

FUTURE SALES OF OUR OUTSTANDING COMMON STOCK MAY DEPRESS OUR STOCK PRICE.

     Upon the effectiveness of the registration statement relating to this offering, all of our outstanding common stock will be registered under the Securities Act of 1933 and freely tradable, subject to affiliate-transfer restrictions and the lock-up arrangements described below. In addition to the common stock and warrants that comprise this offering, this registered common stock includes

          (1) the aggregate of 24,414,179 shares outstanding as of December 31, 2004, and

          (2) up to 6,489,288 shares which may be issued upon the exercise of outstanding warrants.

     Sales of the above outstanding shares are restricted as follows: 13,755,292 outstanding shares, plus up to 2,580,488 shares issuable upon the exercise of outstanding warrants, are subject to lock-up provisions generally limiting sales of such shares to 25% of a shareholder's aggregate common stock holdings every six months, and all of the 7,937,747 shares held by our officers, directors and other affiliates may only be publicly sold in compliance with the restrictions imposed by Rule 144 under the Securities Act of 1933. Sales of such affiliate shares are further restricted by lock-up provisions generally limiting affiliate transfers to 15% every six months.

     We believe that the foregoing transfer restrictions will help to bring an assured degree of control and moderation to any public market which may develop for our common stock. This is of concern because sales of substantial amounts of our common stock in the public market, particularly sales by officers and directors, or conceivably only the perception that such sales may occur, could create the impression in the public of difficulties or problems with our business. This might adversely affect the market price of our common stock and could impair our ability to sell additional common stock or other equity securities on terms that we consider satisfactory. Further, the offer for sale of large blocks of our common stock could hinder the ability of stockholders to identify buyers willing to purchase their shares at prices considered by such stockholders to be satisfactory. For a more detailed discussion of potential future sales by our existing stockholders, see "Shares Eligible for Future Sale."

ALTHOUGH WE HAVE PERFORMED INFORMAL MARKET RESEARCH THROUGH SURVEYS OF POTENTIAL CUSTOMERS AND FOCUS GROUPS, THERE CAN BE NO ASSURANCE THAT OUR PRODUCTS WILL SELL TO THE EXTENT NECESSARY TO ACHIEVE PROFITABILITY.

     As with any line of products designed for public consumption, there can be no assurance that a ready market exists for them. Also, even if the products are received favorably by the public, the profitability of AeroGrow rests in large part on the ability of management to advertise and market the products successfully, and then to produce the products in sufficient numbers and with sufficient quality to meet market demand should it arise. Successful production and marketing of the products may also involve conditions in countries other than the United States, and market volatility, both among consumers in those countries and for manufacturing and raw materials, could impact AeroGrow adversely.

                                 USE OF PROCEEDS

     We estimate that our net proceeds from the sale of this offering, after deducting offering expenses payable by us, will be approximately $450,000 if the minimum offering is sold at an assumed public offering price of $1.00 per share and $6,950,000 if the maximum offering is sold. The primary purpose of this offering is to obtain additional equity. The following table shows our anticipated uses of the net proceeds of this offering, assuming the minimum offering is sold, and also at certain arbitrarily determined sales levels (I.E., 3,000,000 shares, 5,000,000 shares and 7,000,000 shares).

                                                       500,000      3,000,000    5,000,000    7,000,000
                                                       Shares(1)     Shares(1)    Shares(1)    Shares(1)
                                                       ----------   ----------   ----------   ----------
Management, Marketing, Finance & Technology Staff(2)   $   50,000   $  250,000   $  375,000   $  600,000
Research & Development(3) ..........................       25,000      100,000      150,000      200,000
Advertising Media, Direct Marketing &
   Retail Distribution(4) ..........................      300,000    1,650,000    2,725,000    3,750,000
International Marketing & Sales(5) .................            0      150,000      175,000      200,000
Specialty Markets(6) ...............................            0       50,000       75,000      100,000
Inventory Build ....................................            0      200,000      400,000      600,000
General unallocated working capital ................       75,000      550,000    1,050,000    1,500,000
                                                       ----------   ----------   ----------   ----------
     Total .........................................   $  450,000   $2,950,000   $4,950,000   $6,950,000

(1) We can provide no assurance that all or any part of the common stock offered by means of this prospectus will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

(2) We anticipate that these funds will be used for staff salaries. Should the maximum offering be sold, we may hire as many as six managers, one marketing, one administrative and one financial staff member, and pay their salaries for approximately one year, or, hire fewer staff members and fund their salaries for a longer period of time.

(3) Continued development of new products and enhancements of existing products.

(4) Non-personnel marketing expenses will include the purchase of television, radio and print advertising, development of an infomercial, funds needed to manage the cash flow impact of retail sell-in and distribution, as well as the development and maintenance of a dedicated AeroGrow e-commerce website.

(5) We may elect to incur international marketing and sales expenses at any time considered advantageous; however, we believe that such expenditures are most likely to occur if at least 3,000,000 shares are sold in this offering. We anticipate that these expenses will be targeted to develop international distributorships in select countries.

(6) Funds dedicated to building unique vertical-market segments in a variety of trade channels. Channels could potentially include the toy and education marketplaces.

     The above amounts reflect our best estimates at this time. We anticipate that the proceeds of this offering, combined with current working capital, will be sufficient to allow us to continue operating for at least the next twenty-four months. Even if we sell only a portion of the offering, management believes that AeroGrow will have sufficient funds to continue operations for at least the next twelve months; however, we may be required to reduce the rate of our growth and expansion. If management determines that the intended use of proceeds described above is inadvisable or impractical, we reserve the right to vary the application and amount of our use of proceeds as we deem advisable, given all known facts and circumstances. Pending their use, the net proceeds of this offering will be invested in short-term, investment-grade, interest-bearing securities.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business condition and other factors that our board of directors may deem relevant. Our right to declare a dividend is not limited by any restrictive covenant, contract or agreement.

                                    DILUTION

         Our net tangible book value as of December 31, 2004 was approximately $1,911,923, or $0.08 per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering and also at certain arbitrarily determined sales (i.e., 500,000 shares, 3,000,000 shares, 5,000,000 shares and 7,000,000 shares), at an assumed public offering price of $1.00 per share, in all cases after the deduction of estimated offering expenses payable by us. At the sales levels indicated, our pro forma net tangible book value at December 31, 2004 would have been $2,361,923, $4,861,923, $6,861,923 or
$8,861,923 respectively, or $0.09, $0.18, $0.23 or $0.28 respectively, per share of common stock, representing an immediate increase in net tangible book value of $0.01, $0.10, $0.15 or $0.20, respectively, per share to existing stockholders and immediate dilution of $0.91, $0.82, $0.77 or $0.72, respectively, per share to new investors.

                                      Number of Shares of Common Stock Sold in the Offering (1)
                                      ---------------------------------------------------------
                                             500,000  3,000,000    5,000,000   7,000,000
                                              Shares    Shares      Shares      Shares
                                             -------------------------------------------
Public Offering price per share ...........   $1.00     $1.00       $1.00       $1.00

Net tangible book value before the offering    0.08      0.08        0.08        0.08
Increase in net tangible book value
attributable to new investors .............    0.01      0.10        0.15        0.20
                                              -----     -----       -----       -----
Pro forma net tangible book value per share
after the offering ........................    0.09      0.18        0.23        0.28
                                              -----     -----       -----       -----
Dilution per share to new public investors    $0.91     $0.82       $0.77       $0.72

----------
(1) The numbers of shares of common stock shown as sold in the above table have been arbitrarily selected by us for purposes of illustration only. We can provide no assurance that all or any part of the common stock offered by this prospectus will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

     The following table summarizes, on a PRO FORMA basis as of December 31, 2004, after giving effect to the sale of 500,000 shares of common stock, the difference between the number of shares of common stock purchased from AeroGrow International, Inc., the total consideration paid and the average price per share paid by the existing stockholders and by new public investors purchasing shares in this offering at an assumed initial public offering price of $1.00 per share of common stock, and before deduction of estimated offering expenses payable by us:

                                   Shares                    Total
                                  Purchased              Consideration            Average
                                  ---------              -------------         Consideration
                             Amount     Percent        Amount     Percent      Paid Per Share
                           ----------   -------      ----------   -------      --------------
Existing stockholders ..   24,414,179      98.0%     $5,602,625      91.8%        $  0.23
New public investors (1)      500,000       2.0%        500,000       8.2%        $  1.00
                           ----------   -------      ----------   -------
Total ..................   24,914,179     100.0%     $6,102,625     100.0%
                           ==========   =======      ==========   =======

(1) If sales levels of 3,000,000 shares, 5,000,000 shares and 7,000,000 shares are assumed for purposes of illustration only, at an assumed public offering price of $1.00 per share, the percent of total shares sold which are purchased by new investors would be 10.9%, 17.0% and 22.3%, respectively; and the aggregate consideration paid by new investors would be $3,000,000, $5,000,000, or $7,000,000 respectively, or 34.9%, 47.2% or
     55.5%, respectively, of the total consideration paid for all of the common stock to be outstanding after this offering. The average consideration paid per share, by both existing stockholders and new investors, remains the same at all levels of sales. There can be no assurance that all or any of the common stock offered by this prospectus will be sold. See "Risk Factors" and "Plan of Distribution" for additional information concerning the terms of this offering.

                             SELECTED FINANCIAL DATA

     Prospective purchasers should read the following summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements, and the related notes, which are included elsewhere in this prospectus. The information shown below as of December 31, 2004 and December 31, 2003, and for the years then ended, and for the cumulative period from July 2, 2002 (inception) to December 31, 2004, has been derived from our financial statements, which have been audited by Gordon, Hughes & Banks, LLP, an independent registered public accounting firm.

             AEROGROW INTERNATIONAL, A DEVELOPMENT-STAGE ENTERPRISE

STATEMENT OF OPERATIONS DATA:

                                                Cumulative
                                               July 2, 2002
                                              (Inception) to    Year Ended      Year Ended
                                                December 31,   December 31,    December 31,
                                                   2004            2004            2003
                                               ------------    ------------    ------------
Total revenues .............................   $         --    $         --    $         --
Total operating expenses ...................      3,850,438       2,396,608       1,157,617
                                               ------------    ------------    ------------
Income (loss) from operations ..............     (3,850,438)     (2,396,608)     (1,157,617)
Other income (expense), net ................          5,646           7,564          (1,918)
                                               ------------    ------------    ------------
Net (loss) .................................   $ (3,844,792)   $ (2,389,044)   $ (1,159,535)
                                               ============    ============    ============
Net loss per common share -basic and diluted   $      (0.23)   $      (0.11)   $      (0.08)
                                               ============    ============    ============
 Weighted average common
      shares outstanding ...................     16,586,470      21,263,104      13,994,544

BALANCE SHEET DATA:
                                                              December 31, 2004
                                                              -----------------
    Cash and cash equivalents...............................   $      1,916,842
    Total assets............................................   $      1,998,470
    Long-term debt, less current portion....................   $            -0-
    Deficit accumulated during development stage............   $     (3,844,792)
    Total Stockholders' equity..............................   $      1,911,923

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

CAUTION CONCERNING "FORWARD-LOOKING" STATEMENTS

     This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

RESULTS OF OPERATIONS

     REVENUE

     Since our inception, July 2, 2002, we have been principally engaged in activities associated formulating our business plan, product development, market research and raising capital for our business. To date, we have had no revenue from product sales.

     OPERATING EXPENSES

     During the year ended December 31, 2004, operating expenses increased by $1,238,991 or 107% over the year ended December 31, 2003.

     Administratively, we incurred costs of $783,263 for salaries and wages during the year ended December 31, 2004, a $680,149 or 660% increase over the year ended December 31, 2003. Consequently, payroll tax expenses also increased $30,455 or 174% during the same periods. This was predominately due to increasing the number of employees from 3 to 13 during the comparative periods. Costs for professional consulting fees during the year ended December 31, 2004 were $678,906, as compared to $450,300 during the year ended December 31, 2003, a 51% increase. Office and computer supplies, rental and services for the year ended December 31, 2004 were $93,320 and increased $39,795 or 74%, compared to the year ended December 31, 2003. These costs were incurred chiefly to support the increase in employees and activity within the company. Travel and entertainment expenses were $63,454 during the year ended December 31, 2004 as compared to $7,140 for the year ended December 31, 2003, a $56,314 increase or 789%. This was principally due to bringing into the Company consultants from different parts of the country, as well as meeting with various Chinese manufacturers in Asia and the United States. We incurred costs of $114,215 for legal and accounting services during the year ended December 31, 2004, compared to $30,493 for the year ended December 31, 2003, a $83,722 or a 275% increase. This increase was primarily due to the work performed on the Colorado public offering during 2004. Our occupancy expenses increased 76% to $91,741 during the year ended December 31, 2004 from $52,197 during the year ended December 31, 2003. This was mainly due to requiring additional office space in 2004. The Company incurred market research and development costs during the year ended December 31, 2004 of $63,687 as compared to $0 for the year ended December 31, 2003. We worked on developing our marketing plan as well as holding focus groups to identify the demographics of our market for our products.

         Other income (expense) net, reported income of $7,564 during the year ended December 31, 2004, as compared to an expense of $1,918 for the year ended December 31, 2003. During 2004, more interest income was earned on funds raised through private and public offerings than interest expense incurred on credit cards; whereas the opposite was true during 2003.

     NET INCOME (LOSS)

     For fiscal 2004 as compared to fiscal 2003, we had no revenue, while operating expenses and other income increased by $1,238,991 and $9,482 respectively, resulting in a net (loss) of ($2,389,044) in fiscal 2004 as compared to ($1,159,535) in 2003.

     We expect to grow our Company through marketing and sales of our line of AeroGrow Smart Garden and add on aftermarket companion products in the third and fourth quarters of 2005.

FINANCIAL CONDITION

      LIQUIDITY; COMMITMENTS FOR CAPITAL RESOURCES; AND SOURCES OF FUNDS

     As we have been in the development stage to date, there has been no liquidity from operations. Liquidity has been generated by utilizing the proceeds of private placements of common stock during fiscal 2002, 2003, and 2004 and a Colorado public offering of common stock during fiscal 2004. We anticipate our principal sources of liquidity during fiscal 2005 will be cash from operations and this offering.

     We do not currently have any major capital commitments.

     CHANGES IN ASSETS AND LIABILITIES

     During fiscal 2004, we increased our cash on hand from $632,412 at December 31, 2003 to $1,916,842 at December 31, 2004. The increase was exclusively due to raising capital through private and public offerings of common stock.

     Net fixed assets were $30,721 as of December 31, 2004 as compared to $25,085 as of December 31, 2003. We purchased additional telephone equipment and computer equipment to meet the expansion of employees within the Company.

     Current liabilities increased by $14,295 from December 31, 2003 to December 31, 2004, primarily due to an increase in operational activities of $57,949, offset by pay downs of the Due to MentorCap loan of $17,884 and Accrued Compensation of $25,770.

     Common stock and additional paid-in capital increased 172% from December 31, 2003 to December 31, 2004 from $2,115,093 to $5,756,715, principally as a result of our private placement and our Colorado public offering of common stock. Our deficit accumulated during the development stage increased by 164% from December 31, 2003 to December 31, 2004 as discussed under Net Income
(Loss), above.

INFLATION AND OTHER FACTORS THAT MAY AFFECT FUTURE RESULTS.

     We have not been affected by inflation in the past, and do not expect inflation to have a significant effect on operations in the foreseeable future.

CONTRACTUAL OBLIGATIONS

     We had contractual obligations that will require use of our working capital resources as of December 31, 2004. The following table lists our significant obligations at December 31, 2004:

                                PAYMENTS DUE BY PERIOD

Contractual Obligations    1 Year     2-3 Years    4-5 Years     After 5 Years    Total
----------------------------------------------------------------------------------------
OPERATING LEASES          $12,000        -0-          -0-             -0-        $12,000

     We maintain a grow room, lab and research facility in Boulder, Colorado. It consists of approximately 918 square feet. We entered into a one year lease agreement through December 30, 2005 for a lease rate of $1,000 per month.

                                    BUSINESS

CAUTION CONCERNING "FORWARD-LOOKING" STATEMENTS

     This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

OVERVIEW

     AeroGrow, formed on July 2, 2002, is a consumer products company. Our principal business is the research, development, and marketing of advanced hydroponic garden products designed for indoor use and priced to appeal to the mass-consumer kitchen, home, and office markets worldwide.

     Our principal products are a line of "Smart Garden(TM)" indoor growing systems that allow consumers, with or without gardening experience, to grow fresh herbs, lettuces, vegetables, tomatoes and flowers easily, in their homes, offices and kitchens, year-round. Our "Smart Garden" systems are designed to be easy-to-use, affordable, and to provide an almost fool-proof growing experience as a result of the many technological developments we have pioneered. Based upon our review of the market, we believe that our products are the first of their kind.

     We have filed thirteen patents to protect our core hydroponic inventions as well as our companion products and technologies. Many of our patent-pending companion technologies are based upon our innovations in the fields of biology, plant physiology, chemistry, physics, mechanics, electronics and adaptive learning computer science. In addition, we have developed certain trade secrets regarding simplifying, combining, and integrating our core technologies into our indoor gardening products that we believe are fundamental to providing the mass consumer market with a simple, consistently successful, and rewarding growing experience.

     AeroGrow's proprietary technologies include:

          o    Our core hydroponic nutrient delivery system;

          o    The integration of full-spectrum lighting into our systems;

          o Pre-seeded bio-grow domes that provide faster germination and a consumer friendly "plug-and-grow" planting experience;

          o Automated microprocessor control of lighting, watering and nutrient delivery cycles;

          o Adaptive learning technology that automatically adjusts light and nutrient cycles based on plant variety and maturity;

          o Time-release nutrient tablets for simple bi-monthly plant feeding that includes a proprietary buffering formula which automatically adjusts and regulates pH levels from sub-optimal or poor municipal water sources to a level that supports healthy plant growth.

     We believe that our inventions and combined technologies will allow virtually anyone, from consumers who have no gardening experience to professional gardeners, to enjoy consistent, year-round harvests of vine-ripened vegetables, herbs, tomatoes, lettuces and decorative and aromatic flowers regardless of season, weather, or lack of

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

natural light. Our "Smart Garden" systems' unique and attractive design makes them appropriate for use in almost any location including kitchens, bathrooms, living areas, offices and more.

     AeroGrow's core products are projected to retail at prices ranging from $99 to $149 based on the channel of distribution in which the product is sold and the specific product features. We plan our initial product launch in the U.S. with our flagship $99 AeroGrow Kitchen Garden.

THE EXISTING HYDROPONIC INDUSTRY - BACKGROUND AND OPPORTUNITY

     Hydroponics is the science of growing plants in water instead of soil. Used commercially worldwide, hydroponics is considered an advanced and often preferred crop production method. It is typically used inside greenhouses, where it gives growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests and temperature. Hydroponic growers benefit by producing crops faster with significantly higher crop yields per acre, more consistently and predictably than traditional, soil-based farming.

     Our informal market research, consumer interviews and focus groups lead us to believe that that there is a sizeable national and international market for attractive, affordably-priced, countertop-sized, soil-less "Smart Garden" systems for indoor use in kitchens, living rooms, family rooms, bedrooms, bathrooms, and in offices, lobbies, etc. Further, our analysis of existing technologies leads us to believe that until now, significant technical barriers, consumer-interface complexities, and user-unfriendly system design issues have prevented hydroponic technology from being incorporated into mainstream, mass-marketed consumer products.

     These complexities and barriers include:

          o Consumers generally lack the specialized knowledge required to select, purchase, set up, operate and maintain the various components that make up a typical hydroponic system: growing trays, irrigation channels, growing media, nutrient delivery systems (consisting of electronic timers, pumps, motors, tubing and nozzles), nutrient reservoirs, etc;

          o Knowledge of the many and varied indoor lighting systems and how to purchase, set up, operate and maintain them in the absence of adequate indoor natural light;

          o Consumers generally lack the knowledge required to properly mix and measure hydroponic nutrient formulas, including the problems of nutrient precipitation and spoilage, and the different nutrient requirements for different plant varieties at different stages of growth;

          o The pH of the water in many large cities is too high for hydroponic growing and requires chemical treatments to lower the pH into the proper range. Consumers generally lack any knowledge of the pH level in their area and also lack the know-how and equipment for adjusting the pH into the proper ranges for plant growth;

          o Current systems generally require users to have knowledge of and access to specialized monitoring equipment for measuring water pH levels and nutrient concentration.

     These complexities have been accepted in the existing hydroponic market channels because hydroponic manufacturers have generally focused their product development and marketing efforts on satisfying the needs of the commercial greenhouse and dedicated hobbyist markets. These users are motivated to gain the specialized knowledge, equipment and experience currently required to grow successfully with these products.

     We believe that the complexities of currently available commercial hydroponic products fail to address the needs and wants of the mass consumer market, leaving that market unserved. We further believe that our trade secrets and patent-pending inventions and companion technologies have advanced, simplified, and improved hydroponic technology, enabling us to create the first indoor, hydroponic gardening system appropriate for the mass consumer market.

     AeroGrow has conducted focus groups and informal marketing research that indicates consumer satisfaction with the ease-of-use, design aesthetics and overall benefits provided by our "Smart Garden" products.

AEROGROW'S PROPRIETARY TECHNOLOGY

     AeroGrow has spent more than two years innovating, simplifying, combining, and integrating numerous proprietary technologies and inventions into a family of turnkey, "plug-and-grow," hydroponic "Smart Garden" systems specifically designed and priced for the mass consumer market.

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     Thirteen patents have been filed to protect our inventions. Following is a partial list of our proprietary technologies and inventions and the conditions and challenges that they address:

     1. THE RAIN-FOREST SYSTEM - AN INNOVATIVE HYDROPONIC NUTRIENT DELIVERY TECHNOLOGY

     Our patent-pending Rain-Forest(TM) system incorporates features from several advanced hydroponic methodologies, NFT, Drip, and Deep Water Culture technologies, into a proprietary system designed to provide the benefits of accelerated, hydroponic plant growth in a system that is simple, reliable, quiet, and affordable.

     2. PRE-SEEDED BIO-GROW DOMES PROVIDE FASTER GERMINATION AND A SIMPLE "PLUG AND GROW" EXPERIENCE

     Our patent-pending Bio-Grow pods include pre-planted, specially-selected seeds, bio-sponge grow medium, and removable bio dome covers (see Figure 1).

================================================================================
                                A. BIO GROW DOME
                                B. PRE-IMPLANTED SEEDS
                                C. BIO SPONGE
                                D. GROW BASKET
                     [FIGURE 1: BIO-GROW SEED PODS OMITTED]
================================================================================

     Seeds (see Figure 1(b)) have been pre-selected through an extensive two-year research process. This process included:

          o    Analyzing thousands of seed varieties;

          o Growing and testing of several hundred varieties of plants in our greenhouse and in our R&D grow labs; and

          o    Conducting consumer research trials for taste and appearance.

     We pre-plant our selected seeds in a peat-based bio-sponge growing medium (see Figure 1(c)), principally developed for rapid germination and enhanced root growth. The bio-sponge helps facilitate and regulate oxygen, moisture, and nutrition, and supports plant roots from germination through maturity and harvest.

     Our Bio-Grow Domes (see Figure 1(a)) create a mini-greenhouse environment, encapsulating the grow surface to create a temperate, near 100% humidity chamber, which is considered close to optimum for most plant germination and initial growth. The Bio-Grow Domes address common germination problems associated with planting seeds in an environment having too much or too little moisture, and/or too low a temperature. When combined with the bio-sponge in an AeroGrow system, seeds typically germinate faster than seeds planted in dirt.

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

     3. MICROPROCESSOR-BASED "SMART GARDEN" CONTROL PANELS AND ADVANCED "ADAPTIVE LEARNING" TECHNOLOGY

     We believe that certain common problems face both experienced gardeners and beginning gardeners alike. These include:

          o    Over-watering or under-watering plants;

          o Over-feeding or under-feeding plants, or feeding at improper intervals;

          o Failing to provide plants with sufficient light needed for healthy growth.

     To assist consumers, especially those with little to no gardening experience, we have developed two, patent-pending, microprocessor-based, "Smart Garden" technologies that address these common problems. These technologies:

          o    Regulate the lighting system;

          o Automatically alert users when it is time to add water and nutrients;

          o Help simplify and reduce the time and involvement ordinarily required of consumers;

          o    Reduce variables and errors often made by consumers;

          o    Enhance plant growth.

     AeroGrow has developed both "basic" and "advanced" "Smart Garden" controls. They are as follows:

     BASIC "SMART GARDEN" TECHNOLOGY:

          o    Regulates the on/off times for the integrated lighting controls;

          o    Regulates the nutrient flow timing cycles; and

          o Automatically alerts consumers when it is time to add water and nutrients

     "ADVANCED" "SMART GARDEN" WITH ADAPTIVE LEARNING TECHNOLOGY:

          o Provides the benefits of the basic "Smart Garden" technology; and, in addition,

          o Provides a smart panel interface that enables consumers to select the specific type of plants to be grown (lettuce, herbs, tomatoes or flowers), and then automatically analyzes, adjusts and optimizes the nutrient, water and lighting cycles based on the plant variety selected and its stage of growth (germination, initial growth, or advanced growth).

     Our Adaptive Learning Technology was developed through extensive research and testing in our grow lab. Our plant scientists determined that better growth could be achieved when nutrients, moisture and lighting were adapted and customized to each plant variety, and that growth could be further improved by adjusting the nutrients, moisture and lighting to the specific stages of the plants' growth (germination, initial growth, advanced growth).

     4.   FIRST TIME-RELEASE NUTRIENT TABLETS FOR SIMPLIFIED SOIL-LESS
          GARDENING:

     For optimal growth, plants require a balanced mixture of macro- and micro-nutrients. Certain nutrient combinations, including calcium nitrate and magnesium sulphate, generally cannot be combined, mixed or stored in the same container due to specific chemical reactions that bind them together, rendering them useless to plants. Hydroponic growers seek to solve this problem by packaging various nutrient concentrations in up to four separate containers which are individually measured and added as needed by the consumer.

     These nutrient complexities require consumers using hydroponic systems to have an understanding of these plant nutrient mixtures and knowledge of professional EC meters to properly monitor nutrient levels. Such knowledge and expertise includes:

          o Understanding of the blends of nutrient fertilizer that are best suited for the specific variety of plants they are growing;

          o Understanding the nutrient requirements of a specific plant variety at each of three stages of its growth and maturity;

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

          o Measuring and blending nutrients from up to four different concentrated solutions and adding them to specific measured quantities of water;

          o Monitoring nutrient fertilizers over time and adjusting them as necessary, often requiring the nutrients to be dumped and re-mixed on a weekly or bi-weekly basis.

     We believe that current plant nutrition regimes and processes required for successful hydroponic growing are cumbersome and complex, and have thus created barriers to mass consumer use and acceptance.

     To help overcome these barriers, we have spent two years developing proprietary, time-release nutrient tablets designed specifically to deliver the proper nutrients to the plants, while offering the consumer a simple, user-friendly nutrient regime. The consumer simply adds the nutrient tablets, usually once every two weeks, when instructed to do so by the microprocessor-based nutrient reminder system.

     Nutrient tablets include organic seaweed that supplies multiple micro- and macro-nutrients, amino acids, and minerals like calcium, magnesium, and iron to create an effective formula customized for specific plant varieties at different stages of their growth.

     5.   AUTOMATED PH WATER BALANCING SYSTEM

     Typical garden and house plants grow well in hydroponic systems when the pH level of the water is maintained in a 5.0 to 6.5 range. Many varieties of plants exhibit retarded growth or cannot be grown hydroponically in water having a pH level of 7.0 and above. (High pH water is much less a problem when growing plants in dirt as the dirt helps neutralize the negative effects of high pH levels.) Many U.S. municipal water systems have higher pH levels than the desirable range for hydroponic growing. These include major cities such as: Los Angeles with a recently published pH range of 7.5 to 8.5; Boston reported at 9.0; the San Francisco Bay Area at 7.5 to 9.7; St Louis: 9.0 to 9.2; and Washington DC at 7.7 to 8.5.

     To address these conditions, most hydroponic growers monitor and chemically adjust water pH levels as needed on an ongoing basis, sometimes weekly or even daily. This generally requires both the purchase of a professional meter for monitoring pH as well as the purchase of various pH-adjusting chemicals.

     We believe that the problems associated with the wide-range of pH levels which are found throughout the United States (and possibly internationally), as well as the complexities involved in monitoring and regulating pH levels, are significant further barriers limiting the use of hydroponic gardening by the general public.

     AeroGrow has developed a patent-pending buffering formula that automatically adjusts and balances the water's pH to a level capable of sustaining healthy plant growth, optimally in the 5.5 to 6.5 range. This buffering formula is pre-mixed into our time-release nutrient tablet, thus eliminating any need for knowledge of water chemistry or the equipment required to monitor and regulate pH levels.

     We believe that our automated pH buffering system is an important step forward in our creation of a simple, plug-and-grow system that will have mass consumer market appeal.

     6.   INTEGRATED AND AUTOMATED LIGHTING SYSTEM

     Hydroponic systems typically do not incorporate built-in lighting systems. Ordinarily, lighting systems must be purchased as separate, add on components to the systems. Hydroponic lighting systems generally consist of a ballast, reflector hood, metal halide or high pressure sodium lights, and an electronic timer. The consumer ordinarily is required to suspend the lighting system, usually with chains, over the hydroponic unit, and then continually raise the lights as the plants grow. Complete lighting systems often cost hundreds of dollars, which is considerably more than the cost of our entire "Smart Garden" growing system.

     In contrast to the typical lighting system, we have designed and will include built-in adjustable grow lights (including ballast, reflector hood, lights, and electronic timer) as an integral part of our "Smart Garden" systems. Our integrated lighting systems include cost effective, high-output, compact fluorescent lights that deliver a spectrum and intensity designed to help optimize plant growth. In addition, the lighting system is fully automated and controlled by our proprietary "Smart Garden" microprocessor.

TECHNOLOGY SUMMARY

     We believe that the above six technologies, which are integrated into AeroGrow's "Smart Garden" systems, create a significant industry first:

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

     A line of simple, easy to use, inexpensive, indoor, hydroponic gardening systems that allow consumers, with or without gardening experience, to grow almost anything, in their own homes, year-round.

     The "Smart Garden" systems generally eliminate the need for gardening experience, plant knowledge, seed selection, seed germination, plant nutrition, water pH levels, and light requirements.

     In addition, our gardening systems overcome many of the obstacles involved in outdoor gardening, including the need for land, time, work, and tools as well as the kneeling, bending, weeding, pests and pesticides.

     We further believe that our easy-to-use, micro-processor-based, turnkey systems, with their consumer friendly features and benefits, have the potential to create an entirely new product category.

     "SMART GARDEN" PRODUCTS

     AeroGrow is developing a variety of indoor "Smart Garden" growing systems designed to meet a wide range of consumer needs. Anticipated retail price points of our "Smart Garden" systems are projected to range from $99 to $149, depending on features and model selected, and the channels of distribution through which they are marketed. These products are designed to be attractive and appropriate for use on kitchen and bathroom countertops, in living rooms, bedrooms, family rooms, offices, cubicles, waiting rooms and lobbies.

     THE BASIC AEROGROW KITCHEN "SMART GARDEN"

     Our planned initial product includes our hydroponic Rain-Forest Nutrient Delivery technology, integrated grow light systems, and the customer's choice of one of four pre-packaged, pre-planted, plug-and-grow seed kits (lettuce, tomatoes, herbs or flowers) which include the Company's time-release nutrient tablets and pH buffering system. The system is projected to retail at a price of $99.

     We plan to offer a "Smart Garden" electronic control panel as an optional accessory for this system, which includes a microprocessor to control the timing of the lights and a nutrient reminder system. The control panel is projected to retail for $19.

     THE DELUXE, AEROGROW KITCHEN "SMART GARDEN"

     The Deluxe "Smart Garden" is our most technologically advanced and automated system. It includes our patent-pending hydroponic Rain-Forest Technology and Adaptive Growth Nutrient Delivery system, an electronic water level indicator, and integrated, automated light system. The Deluxe also includes the customer's choice of one of four pre-packaged, pre-planted, plug-and-grow seed kits (lettuce tomatoes, herbs or flowers) which include our time-release nutrient tablets specifically customized to enhance the growth of the selected plants. This product is projected to retail at a price of $149.

OTHER PRODUCTS AND ACCESSORIES

     We also plan to market a number of replacement products, accessories, and consumable products, and supplies that have the potential to generate additional ongoing, recurring revenues for AeroGrow. These products are being designed to work interchangeably with any of our "Smart Garden" systems and include:

     PRE-PACKAGED TOMATO, LETTUCE, HERB, AND FLOWER SEED KITS

     These seed kits include pre-seeded germination grow pods with bio-domes to facilitate germination and specialized plant-specific nutrients. Retail price points are projected to range from $9.99 to $14.99. Potential future seed kits include a variety of "concept" salad kits such as Oriental, Caesar and Mediterranean salad kits, Master Gardener kits enabling the growing and transplanting from cuttings, seasonal flower kits, a variety of children's gardens, science kits, etc.

     We also plan to introduce a water reservoir as an after-market attachment that will hold sufficient water to enable plants to remain healthy without the user having to add water for about 3 weeks, making the unit "vacation friendly."

     AeroGrow also plans to offer "a la carte" nutrients, replacement light bulbs, and seed germination pods to consumers.

     LONG-TERM PRODUCT DEVELOPMENT PLANS

     We believe that substantial markets may exist for a number of additional products. We intend to evaluate these future product developments through consumer and market research. Among potential future products, in early stages of development, are:

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

     AEROGROW'S DECORATOR OFFICE "SMART GARDEN"

     AeroGrow is developing a small, low-cost product designed specifically for use in offices and work stations as a means to introduce into the workplace decorative, fragrant living flowers that require minimal care.

     THE PROFESSIONAL AEROGROW "SMART GARDEN" SYSTEM

     We are considering incorporating our patented Aeroponic MIST technology into a professional growing system, designed for larger-scale, economical gardening for small businesses, florists, restaurants, large families and gardening enthusiasts who want to grow larger quantities of vegetables, herbs and flowers. We are also considering the use of this technology for inclusion in new home construction.

     FUTURE POTENTIAL PRODUCTS

     We plan to research consumer interest levels in: a solar-powered system for outdoor use; educational units specifically designed for use in schools; and tiered "farm" units that will contain a number of AeroGrow "Smart Garden" systems designed to produce a larger quantity of crops.

MARKETS

     Based on our informal marketing research, we believe that our "Smart Garden" systems, at their projected price points, are likely to appeal to a broad spectrum of the population in the U.S. and major international markets, including Europe, Japan and China. We believe that our products will appeal to at least four major market segments both nationally and internationally. These include: (1) experienced gardeners; (2) novice gardeners and gardener "want-to-be's;" (3) those interested in cooking and healthy eating; and, (4) the office and home decor markets. Further, based on discussions with distributors and others, we believe that our "Smart Garden" systems also present opportunities in specialized markets, such as the toy, education, gift, and hydroponic hobbyist markets.

     AEROGROW'S CONSUMER MARKET SEGMENTS

     THE GARDENER MARKET

     The gardening market in the U.S. is large, arguably the #1 hobby in America (A University of Vermont Study). Gardeners spend billions of dollars each year for the fun, satisfaction and rewards of growing their own vegetables, herbs and flowers. It is estimated that in 2001 approximately 85 million households participated in gardening activities. Approximately 23 million Americans grew vegetables in their gardens, or almost one of four households; approximately 11 million households grew herbs; and approximately 57 million households purchased seeds and bulbs each year (Source: National Gardening Association's 2002 Consumer Gardening Study conducted by Harris Interactive).

     Our research indicates that our "Smart Garden" indoor garden systems and aftermarket consumable products, have the potential to offer those already engaged in gardening, whether expert or novice gardeners, a number of major benefits not readily available through traditional gardening methods. These include:

          o The ability to grow fresh herbs, lettuces, vegetables, tomatoes and flowers year-round, regardless of indoor light levels or seasonal weather conditions;

          o The ability to easily get a head start on the outdoor growing season by starting plants indoors during colder months and then transplanting them outdoors at the onset of the outdoor growing season;

          o The ability to use stem cuttings from desirable plants, roses, shrubs, and trees to propagate multiple reproductions of the desired plants;

          o The reasonable assurance that crops will grow successfully by significantly reducing potential obstacles; i.e., uncertain weather, garden pests, etc.;

          o The ease of growing in contrast to the toil associated with gardening, i.e., preparing the soil, planting, watering, weeding, thinning, continual monitoring, etc.

     In interviews we have conducted, gardeners have expressed enthusiasm for our "Smart Garden" products at the proposed price points.

     THE "WANT-TO-BE" GARDENER MARKET

     We believe that a large segment of the population have an interest in gardening but lack the knowledge, confidence, available space, equipment, and/or time to garden. We believe if these barriers to successful gardening

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

can be overcome, many of these "Want-To-Be" gardeners would enter and further expand the gardening market. Current barriers to be overcome include:

          o The ongoing time commitment to planting and maintaining the ongoing garden (tilling, hoeing, weeding, pest control, etc.), which is a deterrent for many, including working singles or dual member working families;

          o Insufficient space available for a garden, which excludes apartment, high-rise, and condo dwellers;

          o The physical work often associated with gardening, which can be a significant barrier to people of advanced years or those with limited mobility or health issues;

          o The expense involved in buying or acquiring the necessary equipment to garden, i.e., shovels, hoes, soil amendments, hoses, trellises, etc;

          o The knowledge and level of expertise to deal with the numerous unpredictable factors that may lead to an unsuccessful gardening experience for even seasoned gardeners, including:

          o Unpredictable weather conditions, temperature variances, early or late frost, too much or too little rain, or similar impediments.;

          o Garden pests such as cutworms, moles, bugs, rabbits, squirrels, deer, and birds that may require the use of chemical pesticides to control;

          o Proper soil preparation, amendment and maintenance, including the weeding, tilling and the optimal fertilization required by specific plant varieties at their various stages of growth.

     In interviews, "want-to-be" gardeners have expressed enthusiasm for the features, benefits, and price points of the products we plan to offer. Many of these same consumers, when testing the gardens in their homes, have been satisfied by the results achieved and the ease-of-use of our "Smart Garden" systems.

     OFFICE AND HOME DECOR MARKET

     Flowers are frequently used to brighten the decor of homes and offices around the world. Until now, it has not been possible to readily grow flowers in offices or indoor home environments due to a lack of sufficient light and the growing knowledge needed. As a result, cut flowers, which are expensive, short-lived, and require ongoing maintenance, are often used.

     Our "Smart Garden" systems enable colorful, fragrant flowers, to be grown indoors year-round, easily and conveniently, thus, potentially creating an entirely new market for home and office decor. Flowers grown with our "Smart Garden" systems will, with minimal care and maintenance, last for months, and can then be quickly re-grown. Flowers can be grown in a wide variety of indoor locations, including kitchen and bathroom countertops, as well as living rooms, bedrooms, family rooms, offices, work stations, waiting rooms, and lobbies. Because of their relatively low cost and ease of maintenance, professional plant caretakers may be motivated to include our "Smart Garden" systems among their traditional plant options, offering another potential market opportunity.

     MARKET FOR HEALTHY EATING AND GOURMET COOKING

     AeroGrow "Smart Gardens" are capable of growing renewable harvests of fresh culinary herbs and vine-ripened produce year-round. Interviews with consumers having an interest in cooking with fresh herbs and vegetables, as well as those interested in eating healthy, pesticide-free foods, indicate that a large potential market exists for a product that will grow healthy, pesticide-free herbs and vegetables year-round in the kitchen. Consumers in this market include:

          o Those interested in cooking who would appreciate the convenience and satisfaction of having a plentiful, ongoing supply of fresh-cut herbs, such as basil, cilantro, parsley, chives, mint, sage, oregano, etc., readily at hand to flavor soups, salads, and any other dishes. Our "Smart Garden" systems ensure the convenient availability of fresh herbs and spices when needed for food preparation, and avoid both the expense of buying costly fresh herbs, and the waste involved in having the unused portion spoil.

          o Those appreciating the distinctive texture and taste of freshly picked, vine-ripened lettuces, tomatoes and other vegetables but who are now forced to rely on days or often weeks-old supermarket produce.

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         o    Those interested in healthy, pesticide-free foods for themselves and their families, reflecting both the rapidly growing interest in naturally and organically grown foods, and the increasing number, who for health or weight concerns, include salads and fresh vegetables as part of their families' diets.

     SPECIALTY MARKETS: INCLUDING GIFT, TOY, EDUCATION, AND HYDROPONIC GARDENING

     In addition to the markets described above, our market research and consumer feedback indicate that a number of specialized markets potentially exist for our "Smart Garden" systems, which include:

     THE TOY MARKET

     We believe that our indoor "Smart Garden" systems will appeal to children because of the novelty of the indoor garden, its simplicity and ease of operation, and the "magic" of seeing the plants and roots as they grow.

     THE EDUCATION MARKET

     AeroGrow's "Smart Garden" systems present the unique opportunity to experience seed germination and root growth visually. Teachers and students will have the ability to isolate and change factors pertaining to growth, such as nutrients, light, temperature, etc., and closely study the resulting differences in growth. Because of these factors, we believe that our products could be used in schools to educate students in the basics of botany and plant growth.

     THE GIFT MARKET

     Many people we have interviewed have expressed interest in giving the products to friends or relatives as gifts. The Company believes that the uniqueness, fun, entertainment, decorative and practical value of our "Smart Garden" systems, along with their attractive retail price points, will make them attractive gift items.

     THE HYDROPONIC ENTHUSIAST MARKETS

     With more than 400 hydroponic stores and suppliers in the U.S., hydroponic specialty stores provide an additional channel of distribution for our products. We believe hydroponic enthusiasts will find our products to be novel and advantageous.

     INTERNATIONAL MARKET OPPORTUNITIES

     We believe that a sizeable market will exist for AeroGrow's "Smart Garden" systems throughout the developed world, especially in large cities with dense populations where the ability to garden is limited (Japan, Europe, etc.). Following the launch and establishment of our product line in the U.S., we plan to expand distribution internationally through the development of exclusive distribution and marketing partnerships in many large countries.

     Our plan is to partner with successful companies that possess both direct and retail marketing experience. Partnerships are most likely to take the form of exclusive distributor or licensing agreements tied to performance criteria. Currently, we are exploring opportunities in a number of countries.

MARKETING AND SALES STRATEGY

     We plan to introduce two versions of our "Smart Gardens" (Basic and Delux) in the United States in the second quarter of 2005 via a limited regional test-marketing program, to be followed by a national product launch in the third and fourth quarters of 2005. International expansion is planned once our product line has been successfully launched and established in the U.S.

     Our marketing strategy is to launch the Basic AeroGrow "Smart Garden" through a direct marketing program, and the Deluxe AeroGrow "Smart Garden" through distribution to major retail channels. Our proposed direct marketing activities include a national Public Relations rollout, 60-second TV spots and infomercials, home shopping networks, and print and web-based advertising. Our rollout plan is designed to create widespread awareness of our "Smart Garden" systems as well as generate direct sales in key target markets, including the experienced gardener market, the gardener "want-to-be" market, the healthy eating and gourmet cooking markets, and the office and home decor markets.

     We also intend to expand distribution of the product line into major retail channels. Our management has extensive experience in both direct-to-consumer marketing and in marketing through major retail channels. On a combined basis, our management team has brought to market more than 200 products employing similar marketing and distribution strategies.

     Our marketing strategy is summarized below:

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     MARKETING RESEARCH

     AeroGrow has conducted an independent market research study, consisting of more than 50 individual consumer interviews and six focus groups among different target markets to help determine the potential market size for, and interest in its "Smart Garden" systems. This research was intended to identify:

          o    Specific market segments that are most receptive to our products;

          o    The potential size of these markets;

          o Optimum means of reaching and motivating consumers in each target market; and,

          o Product interest and purchasing receptivity at various price points.

     We believe that our research has demonstrated significant consumer interest in our proposed products at the planned retail price points. Research also indicates that our "Smart Garden" systems have the potential to be marketed directly to the consumer, as well as through traditional retail distribution channels, including specialty retailers, cataloguers and mass-market retailers.

     AeroGrow plans to continue to improve its products and marketing methods through an ongoing marketing research program, which is scheduled to include additional focus groups, individual interviews, a product beta-tester program, consumer councils, and feedback through our customer service program.

     REGIONAL MARKETING ROLLOUT

     During the second quarter 2005, we intend to test our advertising and sales communications as well as our internal and external systems (direct sales, order processing, upsells, promotional matrix, multi-pay programs, customer service, shipping, etc.) to assure their effectiveness and cost-efficiency prior to our national product launch. As planned, testing activities will be conducted in a number of markets in a variety of geographic locations. Also during this phase, we intend on presenting the Deluxe AeroGrow `Smart Garden" to strategically selected retail candidates for initial in-store product distribution opportunities.

     PUBLIC RELATIONS LAUNCH

     As a prelude to our national product launch, we plan a major Public Relations program. Our purpose is to announce to the news media, gardening and food columnists, and the public that our "Smart Garden" systems have now made it possible for anyone, with or without prior gardening experience, to garden indoors, year-round, simply, easily, and cost-effectively.

     Our public relations campaign will be designed to gain broad exposure for AeroGrow and our "Smart Garden" systems through news stories in print, on radio and TV, and in articles in food and gardening sections of newspapers, in food and garden magazines, on the internet, and elsewhere. The AeroGrow "Smart Garden" systems will be sent to selected major food and gardening editors, other recognized gardening and cooking authorities, and celebrities, to inform and educate them about our firm, its scientific breakthroughs, and new product line.

     NATIONAL DIRECT-TO-CONSUMER MARKETING ROLLOUT

     Direct-to-consumer marketing is the selling of products directly to consumers via various channels (print, TV, Web, mail, phone, etc.). In direct marketing, we receive the full retail selling price for our products, which yield higher gross profit margins than do sales made at wholesale prices. We plan to offer our "Smart Garden" products directly to consumers by means of 60-second TV and radio commercials, infomercials, magazine and newspaper advertising, internet marketing, and our web site.

     Our direct marketing program will enable us to build a dynamic database of customer names and their interests, which provides the opportunity to create targeted aftermarket product and related sales to these customers, thus, generating a highly profitable recurring revenue stream. We plan to offer these customers opportunities to purchase additional "Smart Garden" systems as well as our "consumable" products, including seed pods, time-release nutrient tablets, replacement light bulbs, and a variety of pre-packaged growing kits, including the "Salad Bar," "Herb Garden," "Veggie Patch," "Tomato Factory," "Flower Garden" and "Rose Garden." We plan to market a fee-based membership program to consumers, whereby members enroll for a fee, and are then, at regular intervals, sent a different grow kit which includes seed pods and time-release nutrient tablets, as well as a periodic newsletter providing gardening tips, recipes, and growing contests.

     RETAILERS, CATALOG COMPANIES, AND OTHER DISTRIBUTORS

     We plan to expand the distribution of our "Smart Garden" systems and aftermarket products to additional channels including TV shopping networks, catalog companies and specialty and mass retailers.

     TV SHOPPING NETWORKS

     We plan to sell select our "Smart Garden" systems through television shopping networks such as QVC and the Home Shopping Network. Much like an infomercial, this highly visible and successful specialty sales channel allows in-depth demonstrations of the Company's products along with a description of their capabilities and benefits.

     CATALOGUE COMPANIES

     We plan to expand distribution of our product line through major catalogue merchants, such as The Sharper Image, Brookstone, William Sonoma, Chef's Catalog, Gardener's Supply Company, Smith & Hawkins, etc. Appearances in these catalogues will further expand awareness and lend additional credibility to our products. Our aftermarket companion products may also be offered through these merchants.

     MASS MARKET MAJOR RETAILERS

     At a time deemed advantageous, we plan to expand distribution to major retail channels. These may include mass retailers such as Wal-Mart, Target, K-Mart, Costco, Sam's etc., home improvement centers such as Home Depot, Lowe's, Hardware Stores, etc., and some of the more than 40,000 specialty gardening, florist, landscape and nursery stores in the U.S.

     MARKETING INTERNATIONALLY

     In addition to sales from international markets arising directly via phone, internet and other referrals, we intend to establish a number of international distributors. Our goal is to partner with successful distribution companies that possess both direct and retail marketing experience. These partnerships are most likely to take the form of exclusive distributor or licensing agreements tied to performance criteria. Currently, opportunities are being explored in a number of these countries.

     FUTURE GROWTH STRATEGIES

     Depending on the success of our initial product launch, we see potential future revenue growth from several areas, including:

     o The development of a broader line of consumer indoor gardening products, which we plan to market through the same distribution channels. This includes development and sales of new "Smart Garden" growing systems having different features, benefits, styles, designs and price points, as well as a variety of seed kits, seedpods, lighting systems, accessories, and related gardening and home decor products.

     o The development of a line of larger commercial products based on our patent-filed technologies, targeted toward the restaurant industry (for restaurateurs wanting to offer fresh vine ripened herbs grown on their premises), and the commercial indoor gardening (greenhouse) industry.

     o These products and others that we may develop may be sold through existing distribution channels, or through newly developed channels, such as an AeroGrow-developed catalog offered to existing customers and new prospects. We also plan to utilize database marketing to offer new and existing products to the customer list which will be built from our direct-to-the-consumer marketing activities. As planned, this database will include purchasing histories and demographics that will enable AeroGrow to target its future product development, marketing and sales activities to the specific needs and interests of its customers.

     o AeroGrow plans to replicate and/or modify and apply these long-term strategies in international markets as appropriate.

COMPETITION

     To date, hydroponic technologies have generally been limited to ardent hobbyists and commercial growing facilities worldwide. We believe that AeroGrow is the first to offer an easy-to-use, soil-less, microprocessor-based "Smart Garden" indoor growing system, with pre-planted seeds, growing pods and an integrated lighting system, that is designed, priced, and marketed specifically for the mass consumer market.

     We further believe that our proprietary and patent-pending technologies, trade secrets, research knowledge base, user-friendly interfaces, and direct marketing expertise offer certain barriers to entry for potential competitors.

     Typical hydroponic manufacturers offer a range of equipment and accessories through distributors or small, independent "hydro-shops" in a trade-oriented manner similar to plumbing or electrical suppliers. Purchasers typically mix and match equipment from various suppliers in an a-la-cart fashion to individually customize a system that they then assemble on their premises. A typical system is likely to include hydroponic growing trays, irrigation channels, a nutrient delivery system, consisting of electronic timers, pumps, motors, tubing and nozzles, and a nutrient reservoir. Ordinarily, monitoring equipment is also needed for measuring water, pH and nutrient levels.

     Additional items and accessories required for a complete system generally include (1) an indoor lighting system with electronic timer and ceiling chains for anchoring the lights above the plants; (2) a nutrient formula to be custom blended by the purchaser, depending on the plant variety and plant maturity; and
(3) the sub-structure and growing media for seed germination and plant support. Specialized seeds would typically be purchased separately from a different supplier in a different industry. The cost of purchasing these items separately can range from approximately $500 to many thousands of dollars.

     We believe that our simplified, integrated and complete "Smart Garden" systems, and planned methods of distribution offer a significant and beneficial break from these traditional industry practices; thus enabling a wide variety of consumers, with little or no specialized skills or knowledge, to inexpensively enjoy the benefits of indoor, hydroponic gardening.

     However, we recognize that there are companies that are both better funded, and have greater experience in producing hydroponic products than AeroGrow. These include, but are not limited to, companies such as General Hydroponics and American Hydroponics, which could potentially begin to focus on the consumer market with competing products. In addition, we could potentially be faced with competition from large, well-funded, soil-based gardening companies such as the Burpee Seed Company, Gardener's Supply Company, and others, as well as from gardening wholesalers.

     Nevertheless, we believe that our AeroGrow indoor "Smart Garden" systems and related products can compete effectively in the marketplace on the basis of their affordable cost, user-friendly design, and the benefits offered by our numerous proprietary and patent-pending technologies. The latter include our indoor "Smart Garden" systems, unique time-release nutrient systems, seedpods, and cost-effective, full-spectrum, integrated lighting systems.

     Further, to the best of our knowledge, none of the growing systems currently available for use in the home at our projected retail price points provide an integrated grow lighting system. Thus, they are unsuited for the indoor growing of fresh herbs, vegetables and flowers without the additional purchase of a separate, relatively expensive and bulky lighting system. We believe that these products are too large, noisy, and unattractive for indoor home kitchen or office use, and none offer the ease-of-use afforded by AeroGrow's indoor "Smart Garden" systems.

MANUFACTURING

     We plan to manufacture our products using contract-manufacturing sources to be supervised by our internal engineering and manufacturing teams. Components to be manufactured and assembled to our specifications and quality control standards include our custom-designed, plastic, injection-molded housing, our integrated lighting system, an encapsulated UL-approved micro-pump motor, and other components.

     Recently, we agreed to, and are in the process of finalizing, a contract with Mingkeda (MKD), a mainland China manufacturing source. MKD is an ISO 9002 designated factory, the industry's highest quality standard, and has won numerous awards for its high quality standards from the Chinese government. Tooling will be built by MKD to our specifications and drawings, and owned by AeroGrow. In addition, we have identified a second factory, whose principal office is in Hong Kong, as a potential back-up source should sales volumes require added production. Following due diligence examination by our staff, including the gaining of competitive bids, inspections of a number of factories, and the establishment of rigorous quality control standards and inspection procedures, we believe that our products will be manufactured to the highest quality standards, at acceptable costs.

COPYRIGHTS, PATENTS AND TRADE SECRETS

     We have filed the following thirteen patent applications to date to protect our technologies and products. Eleven of these patent filings are with the U.S. Patent and Trademark Office, and two are foreign applications for international coverage. Our first patent was issued effective on October 26, 2004, and the remainder are pending. These issued patents and pending applications include:

     o Centrifugal force, fractionating, aeroponic nutrient delivery system for potential use in our MIST "Professional" indoor growing system (filed September 2002, issued October 26, 2004 as U.S. Patent No. 6,807,770);

     o Low pressure MIST aeroponic growing apparatus, PCT International application (filed September 2003, pending);

     o Seed germination pods that transport, support and germinate seedlings in aeroponic or hydroponic devices and support the growth of the plant to maturity (filed November 2003, pending);

     o Use of infrared beams to measure plant roots, creating a basis for the regulation of nutrients, oxygen and plant growth (filed December 2003, pending);

     o PONDS (Passive, Osmotic Nutrient Delivery System) technology, a nutrient delivery system using no moving parts (filed March 2004, pending);

     o RAIN System technology, which hyper-oxygenates and ionizes plant roots and is to be used in our Kitchen "Smart Garden's" (filed March 2004, pending);

     o Grow light system, which allows for the use of high intensity, full spectrum compact fluorescents (filed April 2004, pending);

     o Oxygenating terrace system, which increases the amount of dissolved oxygen and negative ions available to plant roots (filed April 2004, pending);

     o Devices and methods for growing plants, PCT International application (filed September 2004, pending);

     o Liquid Fractionation System Useful for Growing Plants, for use in our MIST "Professional" indoor growing system (filed October 2004, pending);

     o Devices and methods for growing plants by measuring liquid or nutrient usage rate, the adaptive growth learning technologies (filed December 2004, pending);

     o Time-release, oxygen generating nutrient compositions and methods for growing plants (filed December 2004, pending); and

     o pH buffered plant nutrient compositions and methods for growing plants (filed December 2004, pending).

     Our patent advisors believe that the pending patent applications described above include inventive technologies that are novel in their respective fields and that patents are likely to be granted.

PERSONNEL AND FACILITIES

     Currently, we employ 21 persons, 15 full-time and 6 on a part-time basis. In addition, we contract for the services of a number of consultants. We believe that our employee relations are good. We intend to conduct our business using the services of its own employees, and to contract for the services of consultants, professionals, and experts such as attorneys, auditors, tax planning experts, etc., as required and/or cost-justified. Some activities such as manufacturing, telemarketing, fulfillment, and shipping, in whole or part, are planned to be outsourced.

     Our offices are located in Boulder, Colorado. Presently, we occupy 3,075 square feet, rented from a related party, on a month-to-month basis. We are currently negotiating a long term lease for this space. We also rent in Boulder:
(1) a 918 square foot space that includes a grow room, lab and research facility, under a lease expiring December 31, 2005; (2) an 1,800 square foot prototyping facility in Longmont, Colorado on a month-to-month basis; and, (3) a 240 square foot greenhouse facility, used for testing of seed and plant varieties, of which more than 300 have been grown and tested to date, on a month-to-month basis.

     While our facilities appear adequate for the foreseeable future, we may add space to meet future growth as needed. Upon expiration of our current leases, we believe that we will be able to either renew our existing leases or arrange new leases in nearby locations on acceptable terms.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

     The following table shows the names and ages of our directors and officers and the positions they hold with AeroGrow.

     Name              Age    Position(s)
     ----              ---    -----------

Michael Bissonnette     56    Chief Executive Officer, President and Director

Jerry L. Gutterman      62    Chief Financial Officer , Secretary and Director

Randy Seffren           47    Chief Marketing Officer

Frederic Wiedemann      56    Vice President Human Resources & Special Projects

Richard A. Kranitz      61    Director

     MICHAEL BISSONNETTE has served as Chief Executive Officer, President and a director of the Company from its inception in July 2002 to present. Concurrently, he has served as Chief Executive Officer, President and a director of our former parent, Mentor Capital Consultants, Inc., from its founding in January 1998 to the present. Over the last 25 years, Mr. Bissonnette has been founder and Chief Executive Officer of three multi-million dollar consumer product companies, two of which became sizeable national and international corporations, specializing in the funding, development and marketing of breakthrough, technology-based consumer products. His ventures have raised more than $25 million both privately and publicly to help fund their growth and development. He has taken two of his companies public and has negotiated the multi-million dollar acquisition of a third company. Mr. Bissonnette's extensive consumer marketing experience encompasses retail sales distribution and direct-to-the-consumer marketing, including direct mail, radio, television and long form infomercials. He brings hands-on skill in the use of broadcast media having conceived, developed and produced numerous successful radio and television commercials.

     JERRY L. GUTTERMAN has been Chief Financial Officer, Secretary and a director of the Company from inception in July 2002 to present. Concurrently, he has served as Chief Financial Officer, Secretary and a director of our former parent, Mentor Capital Consultants, Inc., from January 2002 to the present. Mr. Gutterman has more than 30 years of senior management experience. From January 1995 to December 2001 he was the principal of J.L Gutterman & Associates, a consulting firm. He has been Chief Executive Officer of a $15 million dollar international consumer security products company, the Chief Financial Officer of a $23 million dollar international consumer electronics company (which he was instrumental in taking public), and Director of Operations and Chief Financial Officer of a $36 million dollar national home health care retailer of medical products and services. Prior to that, Mr. Gutterman was the Treasurer and Controller of a $90 million dollar retailer. Mr. Gutterman is a certified public accountant licensed in California. He was awarded a Bachelor of Science degree by the University of California at Los Angeles in 1965.

     RANDY SEFFREN has been Chief Marketing Officer of the Company since April 2004. Mr. Seffren has 25 years of senior executive level marketing experience with ad agencies, Ogilvy and Mather and Orbis Broadcast, and in direct response marketing as Vice President Marketing with Life Fitness a $150 million dollar company and Executive Vice President with Reebok Home Fitness and Body By Jake a $150 million dollar company. Mr Seffren has introduced over 200 consumer products on a global scale from product development through marketing and communications. He leveraged the direct response marketing of these products through distribution into specialty and mass retail channels. Mr. Seffren has introduced more than 50 unique direct response TV products for Chef Tony, Richard Simmons and others. Some of his Fortune 500 clients included Procter & Gamble, Marriott, Sears, Novartis, Aventis and Johns Hopkins Medicine. He was awarded a Masters of Science Degree in Integrated Marketing from Northwestern in 1979 and a Bachelor of Science Degree from Southern Illinois University in 1978.

     FREDERIC WIEDEMANN has been Vice President of Business Development of the Company since April 2003. He was Executive Director of Unifying Fields Foundation from January 1994 to March 2003. Mr. Wiedemann was awarded his Ph.D. degree by Georgia State University in 1983, his M.A. degree by Georgia University in 1980, and his B.A. degree by Swarthmore College in 1971.

     RICHARD A. KRANITZ has been a director of the Company since inception in July 2002. He has also served as a director of our largest shareholder, Mentor Capital Consultants, Inc., from January 2002 to the present. He has been an attorney in private practice since 1970, emphasizing securities, banking and business law. Prior to establishing Kranitz & Philipp (formerly the Law Offices of Richard A. Kranitz) in 1984, he was with the Milwaukee law firms of Fretty & Kranitz (1982 to 1983), Habush, Gillick, Habush, Davis, Murphy, Kraemer & Kranitz (1977 to 1978), McKay, Martin & Kranitz (1973-1976) and Reinhart, Boerner, Van Deuren, Norris & Reiselbach, s.c. (1970 to

1973). Mr. Kranitz served as Law Clerk to the Honorable Myron L. Gordon, in the U.S. District Court (E.D. Wisconsin) from 1969 to 1970. He was awarded his J.D. degree by the University of Wisconsin Law School in 1969. Mr. Kranitz has served as a director of the Grafton State Bank from 1990 to present. He served as a venture capital consultant to, and director of, various companies and he has served at various times as a director of various professional, civic or charitable organizations.

     All of our directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by our board of directors and serve at the discretion of the board.

     See "Principal Stockholders" for information concerning ownership of our common stock by our directors and officers.

MANAGEMENT COMPENSATION

     DIRECTORS. Directors currently receive from AeroGrow 10,000 shares of our common stock for each year they serve as Directors.

     SUMMARY COMPENSATION TABLE. The following table provides information concerning compensation earned by our Chief Executive Officer for services rendered to AeroGrow, in all capacities, during the fiscal year ended December 31, 2004. Compensation has been reported for the year ended December 31, 2004. We are required to disclose in the table the compensation we paid to our Chief Executive Officer and to any other executive officer of our company who was paid in excess of $100,000. These persons are referred to in this prospectus as "named executive officers." Only our chief executive officer was paid more than $100,000 for the year ended December 31, 2004, and, accordingly, only compensation paid by us to him is included in the table.

                                                     Twelve Months Compensation            All Other
     Name and Principal Positions                Year      Salary ($)   Bonus ($)       Compensation($)
     ----------------------------                ----      ----------   ---------       ---------------
Michael Bissonnette                              2004         134,428      --                   --
     Chief Executive Officer, President,         2003         123,046      --                   --
     and Director                                2002           --         --                   --

     OPTION GRANTS IN THE LAST FISCAL YEAR. No options were granted to our Chief Executive Officer, our only named executive officer, for the year ended December 31, 2004.

     OPTION EXERCISES IN 2004 AND AGGREGATE OPTION VALUES AT DECEMBER 31, 2004. No options have been exercised by our Chief Executive Officer, our only named executive officer, during the year ended December 31, 2004 . As of December 31, 2004, no unexercised options were held by our Chief Executive Officer.

LIMITATION OF LIABILITY AND INDEMNIFICATION

     Pursuant to Nevada law, we are required to indemnify any officer, director and affiliated person who was or is a party, or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member, director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a member, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In some instances, a court must approve indemnification

     As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling AeroGrow, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

                            SCIENTIFIC ADVISORY BOARD

     AeroGrow has organized a world-renowned Scientific Board of Advisors who are experts in Hydroponics and soil-less growing. This Board of Advisors helped us in the development of our revolutionary nutrient delivery system and offers ongoing feedback, testing and guidance us in our development process.

     DR. HENRY A. ROBITAILLE, PH.D. Dr. Henry Robitaille is known world wide for his contributions to the science of hydroponics, primarily through his work at the Disney's Future World exhibit, called "The Land," at Epcot Center, and his work on the world-renowned Biosphere project. Dr. Robitaille worked with Disney's Epcot Center for 20 years. As Epcot's Director of Science and Technology and Agricultural Manager for "The Land," Dr. Robitaille was one of the primary individuals responsible for the design and development of Disney's "The Land" exhibit. "The Land" is a 2-acre, working greenhouse, demonstrating cutting edge, "future world" hydroponic plant growing techniques. As the agricultural manager for "The Land", Dr. Robitaille was also responsible for all facets of management of this space age farm and crop production research and demonstration facility. This included all the research and development of new soil-less growing technologies and its ongoing maintenance and troubleshooting. "The Land" receives millions of visitors each year while producing more than 20,000 pounds of vegetables and herbs annually for use in Disney's upscale restaurants. In addition, it provides a valuable research laboratory for new and improved soil-less growing methodologies for leading scientists from around the world, exploring alternative technologies and methods for increasing food production in impoverished regions of the world. Dr. Robitaille was also a consultant involved with the research and development of Biosphere 2 (Biosphere 1 is our earth), the largest enclosed, controlled environment growth and measurement facility available for earth systems research. The Biosphere encloses a complete ecosystem, complete with a rainforest, an ocean with a coral reef, desert, savannah and marshland. Dr. Robitaille has a Ph.D, in Horticulture and Plant Physiology from Michigan State University.

     DR. HOWARD RESH, PH.D. Dr. Howard Resh, a Ph.D in Plant Science, is an international leader on soil-less growing technologies. Dr. Resh has written more books about growing plants without soil than anyone in the world, having authored four books and dozens of scientific and popular papers on the subject. His best selling published books include what is considered the "Bible" of soil-less food production, the 500+ page HYDROPONIC FOOD PRODUCTION (now in its 6th edition). Dr. Resh was pictured on the cover of the world's leading magazine for soil-less gardening, "The Growing Edge" (September, 2002), for his work in the design, development and management of a hydroponic greenhouse that grows gourmet food for a CuisinArt hotel, resort and spa complex in Anguilla, BWI. Prior to this, Resh worked for decades as Technical Director and Manager of a variety of vegetable and herb, hydroponic crop production facilities around the world, in the US, Canada, Taiwan, Venezuela and the British West Indies.

     MIKE MORTON. Mike Morton is the owner and president of HGI Worldwide, Inc. (Hydro Gardens), an international horticultural nutrient development and greenhouse supply company. For the past 30 years, Mr. Morton has been at the leading edge of hydroponic nutrient development and biological pest control methods. He has directed the construction and installation of major greenhouse projects and indoor growing systems in the United States and internationally. Mr. Morton is also the inventor of several new, cutting edge technologies for accelerated plant growth and seedling production. Since the early 1980's, he has worked jointly with the USDA and many Universities and customers across the U.S. in the research and hands on use of biological pest controls. Mr. Morton is a frequent guest speaker at Universities and Conferences across the country.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN TRANSACTIONS

     During the years ended December 31, 2004 and 2003, we retained one member of our board as a consultant who was granted common stock and fees for services provided totaling $46,723 and $67,955, respectively. During the year ended December 31, 2004, we paid legal fees to a director in the amount of $24,000 and issued common stock for services provided valued at $83,250. During the year ended December 31, 2003, we paid legal fees to a director in the amount of $25,000 and issued common stock for services provided valued at $10,800. We also issued common stock to our Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004 and 2003, respectively.

     On December 31, 2004, Mentor Capital Consultants, Inc., our former parent, made a pro rata distribution to its shareholders of all 6,000,000 shares of our common stock held by it.

     We leased our office space during the year ended December 31, 2004 from two shareholders. AeroGrow paid rent to the shareholders in the amount of $31,293 and issued common stock for rent provided valued at $52,838. During the year ended December 31, 2003, we paid rent to one of the shareholders in the amount of $4,500 and issued common stock for rent provided valued at $3,038. During 2004, we leased certain laboratory space from an employee. Rent expense paid to the employee totaled $5,200 for the year ended December 31, 2004.

     We are renting office furniture, office equipment, and computers from our former parent, Mentor Capital Consultants, Inc., at the rate of $2,500 per month. For each of the years ended December 31, 2004 and 2003, we paid $30,000 to rent the equipment.

     On October 15, 2002, Mentor Capital Consultants' principal shareholder and chief executive officer exchanged 1 million of his outstanding shares in Mentor Capital for 3 million common shares of us. We valued this transaction at $10,000, which was the shareholder's cost basis. As a result of this transaction, we directly hold 6.1% of the outstanding shares of Mentor Capital Consultants. This investment is shown at no value on the balance sheet.

     We have no loans outstanding to any of our directors or officers.

CONFLICTS OF INTEREST

     Certain potential conflicts of interest are inherent in the relationships between our affiliates and us.

     From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of AeroGrow and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

     Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of AeroGrow and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

     With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that (1) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (2) the transaction be approved by a majority of our disinterested outside directors and (3) the transaction be fair and reasonable to AeroGrow at the time it is authorized or approved by our directors

     AeroGrow leased its office space during the year ended December 31, 2004 from two shareholders. We paid rent to the shareholders in the amount of $31,293 and issued common stock for rent provided valued at $52,838. During the year ended December 31, 2003, we paid rent to one of the shareholders in the amount of $4,500 and issued common stock for rent provided valued at $3,038. During 2004, we leased certain laboratory space from an employee. Rent expense paid to the employee totaled $5,200 for the year ended December 31, 2004.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth as of December 31, 2004, and as adjusted to reflect the sale of the maximum offering of 7,0000,000 shares of common stock, certain information with respect to the beneficial ownership of our common stock by:

     o each person known by us to beneficially own more than 5% of our common stock;

     o    each of our directors;

     o    our sole named executive officer; and

     o    all of our directors and executive officers as a group.

     We believe that, subject to applicable community and marital property laws, the beneficial owners of our common stock listed below have full voting and dispositive power with respect to such shares.

                                                    Shares Beneficially Owned    Shares Beneficially Owned
Name and Address of                                   Prior to Offering          After Maximum Offering (1)
Beneficial Owner                                       Number   Percent              Number   Percent
                                                     ------------------------------------------------------
W. Michael Bissonnette ...........................   5,443,482   22.3%             5,443,482   17.3%
900 28th St., Suite 201, Boulder, Colorado 80303

Jerry L. Gutterman ...............................     595,782    2.4%               595,782    1.9%
440 Camphor Place, Santa Barbara, California 93108

Richard A. Kranitz (2)  ..........................     265,395    1.1%               265,395    0.8%
1238 Twelfth Avenue Grafton, Wisconsin 53024

All directors and executive officers as
   a group (5 persons) (3) .......................   6,548,629   26.8%             6,548,629   20.8%

     (1) We cannot guarantee that all or any part of the common stock offered will be sold. See "Risk Factors" and "Plan of Distribution" for information concerning the terms of this offering. If the number of shares of common stock sold in the offering, as arbitrarily selected by us for purposes of illustration only, is assumed to be 500,000 shares, 3,000,000 shares, 5,000,000 shares or 7,000,000 shares, ownership percentages would be as follows:

                                                       Assumed number of shares
                                                       of common stock sold in
                                                       the offering:

                                                    500,000    3,000,000      5,000,000      7,000,000
                                                     Shares      Shares         Shares         Shares
                                                  -----------  -----------    -----------    -----------
W. Michael Bissonnette ..........................     21.8%       19.9%          18.5%          17.3%
Jerry L. Gutterman ..............................      2.4%        2.2%           2.0%           1.9%
Richard A. Kranitz ..............................      1.1%        1.0%           0.9%           0.8%
Directors and executive officers as a group .....     26.3%       23.9%          22.3%          20.8%

     (2) Mr. Kranitz has the sole voting power and control over disposition over these shares. However, 232,821 shares are owned by Cedar Creek Ventures, LLC., which Mr. Kranitz owns jointly with Robert J. Philipp. Messrs Kranitz and Philipp are principals of Kranitz & Philipp, a Wisconsin based law firm, which performs certain legal services for the Company.

     (3) The other two executive officers are Frederic Wiedemann, Vice President Human Resources & Special Projects, who currently owns 112,870 shares beneficially and Randy Seffren, Chief Marketing Officer, who currently owns 131,100 shares beneficially.

                            DESCRIPTION OF SECURITIES

     As of December 31, 2004, our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2004, an aggregate of 24,414,179 shares of common stock and no shares of preferred stock were outstanding.

COMMON STOCK

     Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated certificate of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

PREFERRED STOCK

     Our board of directors has the authority, within the limitations and restrictions in the amended and restated certificate of incorporation, to issue 20,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of any series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of AeroGrow without further action by the stockholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock.

WARRANTS

     GENERAL. Purchasers of common stock in this offering in amounts of $25,000 or more will also receive, at no additional cost, one warrant to purchase an additional share of common stock for each share purchased in this offering, at the exercise price of $2.00 per share. The warrants are exercisable in whole at any time or in part from time to time, provided that at least 500 shares, or an integral multiple thereof, must be purchased upon each such partial exercise, on or prior to December 31, 2008 at the exercise price of $2.00 per share.

     As noted above, the warrants will be exercisable provided that the common stock issuable upon the exercise of such warrants is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. Common stock issued upon the exercise of warrants will not be subject to "lock-up" restrictions limiting the amount and timing of sales, as described herein under "Common Stock Eligible for Future Sale." Upon the expiration of the warrant exercise period, unless extended, each warrant will expire and become void and of no value.

     REGISTRATION AND TRANSFER. Inasmuch as Warrants may not be transferred or exercised unless (1) such warrants and the shares of common stock issuable upon the exercise thereof are registered under the Securities Act of 1933 and applicable state securities laws, or exempt from such registration, or (2) such transfer or exercise (and the issuance of common stock pursuant to such exercise) is exempt from registration under such Act and such laws. While we have included both the warrants and the common stock issuable upon the exercise thereof, and/or the transactions pursuant to which such securities are transferred or issued, in this registration statement under the Securities Act of 1933, shares issued upon the exercise of warrants will be subject to the provisions limiting sales referred to in the preceding paragraph. The warrants will be registered at the office of FlatIrons, Bank, Boulder, Colorado, the warrant agent, and are transferable only at such office by the registered warrant holder (or duly authorized attorney) upon surrender of the warrant certificate, with the form of "Assignment" completed and executed.

     No transfer of warrants shall be registered unless the warrant agent is satisfied that such transfer will not result in a violation of the Securities Act of 1933 or any applicable state securities laws.

     EXERCISE OF WARRANTS. In order to exercise a warrant, the warrant certificate must be surrendered at the office of the warrant agent in Boulder, Colorado prior to the expiration of the warrant exercise period described above, with the form of "Subscription" appearing on the certificate completed and executed as indicated, accompanied by payment of the full exercise price for the number of warrants being exercised.

     Payment shall be by certified funds or cashier's check payable to "FlatIrons Bank, Warrant Agent." In the case of partial exercise, the warrant agent will issue a new warrant certificate to the exercising warrant holder, or assigns, evidencing the warrants which remain unexercised. In its discretion, the warrant agent may designate a location other than its office in Boulder, Colorado for surrender of warrants in the case of transfer or exercise.

     REDEMPTION. Commencing January 1, 2005, and at any time thereafter until and including, but not after, the expiration of the warrant exercise period described above, AeroGrow may, at its option, redeem all of the warrants at any time or some of them from time to time, upon payment of $0.01 per warrant to the warrant holder, provided that the closing bid or sale price of the common stock, as quoted on the NASD OTC BULLETIN BOARD, or other recognized securities exchange, equals or exceeds $3.50 per share for 30 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.

     In case less than all of the warrants at the time outstanding are to be redeemed, the warrants to be redeemed shall be selected by us by lot. Notices of such redemption will be mailed at least 15 days prior to the redemption date to each holder of warrants to be redeemed at the registered address of such holder.

     ADJUSTMENTS; RIGHTS OF HOLDERS. The exercise price and number of shares of common stock to be received upon the exercise of warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or the recapitalization of AeroGrow. In the event of the liquidation, dissolution or winding up of AeroGrow, the holders of warrants will not be entitled to participate in the distribution of our assets. Holders of warrants will have no voting, pre-emptive, subscription or other rights of shareholders in respect of the warrants, and no dividends will be declared or paid on the warrants.

     THE FOREGOING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF WARRANT APPEARING ELSEWHERE IN THIS PROSPECTUS. SEE EXHIBIT B.

LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

     Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

     1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     3. a transaction from which the director derived an improper personal profit; and

     4.   willful misconduct.

     Further pursuant to Nevada law, we are required to indemnify any officer, director and affiliated person who was or is a party, or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a member, director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a member, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys fees, and against judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In some instances, a court must approve indemnification

     As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling the company, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and therefore unenforceable.

ANTI-TAKEOVER PROVISIONS

     Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. Application of the statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

     Under Nevada law, we are permitted to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise that may have the effect of delaying or deterring any unsolicited takeover attempts. Presently, we do not permit our shareholders to accumulate votes in the election of directors. As a result, shareholders holding a majority of the common stock can elect all of the directors. The foregoing provisions may deter any potential unfriendly offers or other efforts to obtain control of AeroGrow that are not approved by the board of directors and could thereby deprive the stockholders of opportunities to realize a premium on their common stock and could make removal of incumbent directors more difficult. At the same time, these provisions may have the effect of inducing any persons seeking control of AeroGrow or a business combination with us to negotiate terms acceptable to the board of directors. Such provisions of our articles of incorporation and bylaws can be changed or amended only by affirmative vote of holders of at least a majority of our then outstanding voting stock.

     NUMBER OF DIRECTORS; REMOVAL; VACANCIES. Our bylaws currently provide that we may have not less than three directors. The authorized number of directors may be changed by the voting shareholders of the corporation at the annual meeting of the stockholders. The bylaws also provide that our board of directors shall have the exclusive right to fill vacancies on the board when a shareholders meeting is not in session or remove a director(s) for cause, and that any director(s) elected to fill a vacancy shall serve until the next annual meeting of our shareholders. The bylaws further provide that directors may be removed by the shareholders only by the affirmative vote of the holders of at least a majority of the votes then entitled to be cast in an election of directors. This provision, in conjunction with the provisions of the bylaws authorizing the board to fill vacant directorships, could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

     AMENDMENTS TO THE ARTICLES OF INCORPORATION. Nevada law provides authority to AeroGrow to amend its articles of incorporation at any time, to add or change a provision that is required or permitted to be included in the certificate, or to delete a provision that is not required to be included in such certificate. Our board of directors may propose one or more amendments to our articles of incorporation for submission to a shareholder vote. The board may condition its submission of the proposed amendment on any basis it chooses if it notifies each shareholder, whether or not entitled to vote, of the meeting at which the proposed amendment will be voted upon.

TRANSFER AGENT AND REGISTRAR

     We are currently the transfer agent and registrar for our common stock. FlatIrons Bank, the warrant agent, is the transfer agent and registrar for our warrants.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Prior to this offering, there has been no public market for our common stock, and sales of substantial amounts of common stock in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of equity securities. See "Risk Factors" for additional information concerning the potential adverse impact of such sales on your investment in our common stock.

REGISTRATION OF COMMON STOCK

     The registration statement of which this prospectus is a part covers (1) all of the 7,000,000 shares of common stock offered by means of this prospectus, plus up to 7,000,000 shares which may be issued upon the exercise of warrants acquired in this offering, (2) all of the 24,414,179 other shares of our common stock outstanding upon the effectiveness of the registration statement, including 7,937,747 shares held by our affiliates, and (3) up to 6,489,288 shares, which may be issued upon the exercise of warrants outstanding at the time of such effectiveness. All shares of our common stock which are issued and outstanding or which may be issued upon the exercise of warrants outstanding on the effective date of the registration statement will be freely tradable without restriction or further registration under the Securities Act of 1933, except that:

     o Any shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, may only be sold in compliance with the provisions of Rule 144, as described below. In general, our affiliates are any persons that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with us.

     o 24,273,527 shares that are issued and outstanding, or which may be issued upon the exercise of warrants outstanding on the date of this prospectus, are subject to lock-up arrangements, described below, pursuant to which our officers and directors, as well as investors who have acquired our common stock in private transactions, are required to limit any sales or other transfers of our common stock.

     Upon the effectiveness of the registration statement relating to this offering, the holders of our common stock, subject to (1) Rule 144 limitations on affiliate sales and (2) application of lock-up provisions, will be entitled to sell their common stock at various times as follows:

     o on the OTC BULLETIN BOARD, NASDAQ, or any other stock exchange on which the shares may be listed; in the over-the-counter market;

     o    in negotiated transactions other than on such exchange;

     o    by pledge to secure debts and other obligations;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions, in covering previously established short positions and in settlement of other transactions in standardized or over-the-counter options; or

     o    in a combination of any of the foregoing transactions.

LOCK-UP PROVISIONS

     13,755,292 outstanding shares of our common stock, plus up to 2,580,488 shares which may be issued upon the exercise of outstanding warrants, are subject to lock-up provisions generally limiting sales of such shares to 25% of a shareholder's aggregate common stock holdings every six months. In addition, the 7,937,747 shares held by our officers, directors and other affiliates shares are restricted by lock-up provisions generally limiting affiliate transfers to 15% every six months. This affiliate-share lock-up is in addition to the statutory restrictions imposed by Rule 144 under the Securities Act of 1933.

OPTIONS AND WARRANTS

     As of December 31, 2004, 913,496 shares of our common stock were subject to outstanding options. All of the options are exercisable for five years, commencing upon the date of issuance. 601,758 of such options are held by our affiliates, and 311,738 are held by non-affiliates. Shares of common stock acquired upon the exercise of these options will be restricted securities and may only be sold if they are registered under the Securities Act of 1933 or are exempt from such registration, including pursuant to Rule 144.

     As of December 31, 2004, 6,489,288 shares of our common stock are subject to outstanding warrants. 2,580,488 of the warrants are exercisable for two years, commencing upon the respective dates of the warrant holders' investments in our private offerings. 3,908,800 of the warrants are exercisable for three years from the completion of our Colorado intra-state public offering on December 31, 2004.. None of the warrants are held by our affiliates. Shares of common stock acquired upon the exercise of these warrants have been included in the registration statement relating to this offering, and, upon the effectiveness of the registration statement, the holders of common stock issued upon the exercise of warrants will be entitled to sell any shares of common stock so acquired in the same manner and subject to the same conditions as common stock issued upon the exercise of warrants acquired in this offering, as described in the following paragraph. Such sales are further subject to statutory Rule 144 limitations on affiliate sales and the application of lock-up provisions, as described above.

     Warrants issued in this offering are exercisable on or before December 31, 2008, provided that the common stock issuable upon the exercise of any such warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933 and the securities or "blue sky" laws of the jurisdiction in which the exercise of such warrant is proposed to be effected. All shares underlying these warrants are included in the registration statement relating to this offering and will be freely tradable without restriction or further registration under the Securities Act of 1933, provided that such registration statement is effective at the time of sale. It is also required that any such sale be registered or otherwise qualified under the securities or "blue sky" laws of the jurisdiction in which the sale is proposed to be effected, except for any shares transferred by our affiliates which generally may only be publicly sold in compliance with Rule 144. If the registration statement relating to this offering is not effective at the time of sale, non-affiliates generally must also comply with Rule 144 and applicable "blue sky" laws in order to make public sales.

RULE 144

     In general, under Securities Act Rule 144, a stockholder who owns restricted shares that have been outstanding for at least one year is entitled to sell, within any three-month period, a number of these restricted shares that does not exceed the greater of:

     o 1% of the then outstanding shares of common stock, or approximately 314,142 shares immediately after this offering, assuming the entire offering is sold, or

     o the average weekly reported trading volume in the common stock during the four calendar weeks preceding filing of a notice on Form 144 with respect to the sale.

     In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, to sell shares of common stock that are not restricted securities. Sales under Rule 144 are also governed by manner of sale provisions and notice requirements, and current public information about us must be available. Under Rule 144(k), a stockholder who is not currently, and who has not been for at least three months before the sale, an affiliate of ours and who owns restricted shares that have been outstanding for at least two years may resell these restricted shares without compliance with the above requirements. The one- and two-year holding periods described above do not begin to run until the full purchase price is paid by the person acquiring the restricted shares from us or an affiliate of ours.

                              PLAN OF DISTRIBUTION

     As of the date of this prospectus, we anticipate selling all of the shares offered by this prospectus exclusively through our officers and directors, without the assistance of brokers, dealers, and finders. Our officers and directors will participate in the distribution of the offering in reliance upon the exemption from broker-dealer registration provided by Rule 3a4-1 under the Securities Exchange Act of 1934.

     We may in the future, in our sole discretion, elect to engage certain brokers, dealers and finders to assist in the marketing and distribution of this offering. Such brokers, dealers, and finders will be compensated, in accordance with all state and federal securities laws, with cash, securities of the issuer, or both. If we choose to employ a broker-dealer for the purpose of selling the shares offered by this prospectus, we will amend our registration statement to identify a selected broker-dealer at such time as such broker-dealer sells 5% or more of the offering. In the view of the SEC's Division of Corporation Finance, any broker-dealer that sells securities in this type of an offering would be deemed an underwriter as defined in Section 2(11) of the Securities Act of 1933. Prior to the participation of any broker-dealer in the distribution of this offering, it will be required to obtain a no objection position from the NASD regarding the proposed underwriting compensation and arrangements.

     Neither we nor any other person is obligated (1) to sell any number or dollar amount of our common stock or (2) to purchase any number or dollar amount of shares at any time. We will use our best efforts to sell all of the common stock offered by this prospectus. However, we cannot guarantee how much stock will actually be sold in this offering. See "Risk Factors" for additional information concerning this type of offering.

     All funds received from subscribers for shares will be held in escrow by FlatIrons Bank, Boulder, Colorado, as escrow agent, pursuant to an agreement between us and the escrow agent. Pending disbursement, subscription proceeds will be deposited in a segregated account and invested in short-term, investment-grade, interest-bearing securities.

     Unless collected funds sufficient to purchase the required amount of shares of common stock are received by the escrow agent from accepted subscribers within 120 days from the date of this prospectus, unless extended by us in our sole discretion for an additional 120 days, the offering will terminate and all funds received from subscribers will be promptly returned in full by the escrow agent directly to subscribers, without interest or deduction, as provided in the escrow agreement. Provided the required amount of shares are sold within the foregoing period, the initial disbursement of escrowed funds will take place, and we may continue to offer our common stock for sale until (1) 7,000,000 shares of common stock are sold or (2) one year from the date of this prospectus whichever occurs first. However, we may terminate the offering at any earlier time if we choose to do so.

     To purchase shares, a prospective investor must (1) complete and sign a subscription agreement, in the form attached to this prospectus as Exhibit A, and any other documents that we may require and (2) deliver such documents to us, together with payment in an amount equal to the full purchase price the shares of common stock being purchased. Checks should be made payable to "FlatIrons Bank, Escrow Agent."

     We will determine, in our sole discretion, to accept or reject subscriptions within five days following their receipt. Funds of an investor whose subscription is rejected will be promptly returned directly to such person by the escrow agent, without interest or deduction. No subscription may be withdrawn, revoked or terminated by the purchaser. We reserve the right to refuse to sell shares to any person at any time.

     Our officers and directors, as well as investors who have acquired our common stock in private transactions, have agreed to limit sales and other transfers of our common stock as described above under "Shares Eligible for Future Sale."

BONUS SHARES

     Each subscriber who purchases at least 15,000 shares within 5 days of receipt of a prospectus will receive, at no additional cost, additional shares in an amount equal to 10% of the shares subscribed for. For example an investor purchasing 15,000 shares for $15,000 will receive 1,500 additional bonus shares at no additional cost. No fractional shares will be issued.

DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no public market for our securities. The offering price of the shares and the warrant exercise prices have been arbitrarily determined by us and are not necessarily related to our asset value, net worth, results of operations or other established criteria of value. The factors considered in determining the offering price include the history of and the prospects for AeroGrow and the industry in which we operate, our operating results (which are extremely limited) and the trends of such results, our financial condition, the experience of our management, the market price of publicly traded stock of comparable companies in recent periods and the general condition of the securities markets at the time of this offering.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered through this prospectus will be passed upon for us by Kranitz & Philipp, Milwaukee, Wisconsin. Richard
A. Kranitz, a director of our company, is a partner in the firm of Kranitz & Philipp.

                                     EXPERTS

     Gordon, Hughes & Banks, LLP, Greenwood Village, Colorado, an independent registered public accounting firm, have audited our financial statements as of December 31, 2004, and 2003 and for the years then ended, and for the cumulative period from July 2, 2002 (inception) through December 31, 2004, as set forth in their report. We have included our financial statements in this prospectus in reliance upon the report of Gordon, Hughes & Banks, LLP, given on their authority as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information with respect to us and the common stock to be sold in this offering, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The registration statement, including exhibits and schedules filed with it, may be inspected without charge at the SEC's public reference rooms at:

     o    Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C.
          20549;

     o    75 Park Place, New York, New York 10007; or

     o Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

     Copies of all or any part of the registration statement may be obtained from such office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a Web site that contains registration statements, reports, proxy and information statements and other information regarding registrants, including us, that file electronically with the SEC at HTTP://WWW.SEC.GOV.

     Upon the effectiveness of this offering, we expect to become subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, will file annual reports containing financial statements audited by an independent registered public accounting firm, quarterly reports containing unaudited financial data, current reports, proxy statements and other information with the SEC. You will be able to inspect and copy such periodic reports, proxy statements and other information at the SEC's public reference room, and the Web site of the SEC referred to above.

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Report of Independent Registered Public Accounting Firm...................   F-1

Balance Sheets............................................................   F-2

Statements of Operations..................................................   F-3

Statement of Stockholders' Equity.........................................   F-4

Statements of Cash Flows..................................................   F-5

Notes to Financial Statements........................................ F-6 - F-13

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
AeroGrow International, Inc.
Boulder, Colorado

We have audited the accompanying balance sheets of AeroGrow International, Inc. (a development stage enterprise, the "Company") as of December 31, 2004 and 2003, and the related statements of operations, stockholders' equity, and cash flows for the years then ended and for the cumulative period from July 2, 2002 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AeroGrow International, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, and for the cumulative period July 2, 2002 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

                                                     GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
January 20, 2005

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                                      December 31,
                                                                                    2004           2003
                                                                                -----------    -----------
ASSETS
            CURRENT ASSETS
                      Cash (Note 1)                                             $ 1,916,842    $   632,412
                      Subscriptions receivable                                       41,000         70,000
                      Prepaid expenses and other                                      5,423          2,100
                                                                                -----------    -----------
                                Total current assets                              1,963,265        704,512

            PROPERTY AND EQUIPMENT (NOTE 1)
                      Property and equipment                                         38,561         27,005
                      Less accumulated depreciation                                  (7,840)        (1,920)
                                                                                -----------    -----------
                                Property and equipment, net                          30,721         25,085

            Deposits                                                                  4,484          2,000
                                                                                -----------    -----------

                                TOTAL ASSETS                                    $ 1,998,470    $   731,597
                                                                                ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

            CURRENT LIABILITIES
                      Accounts payable                                          $    46,969    $     7,489
                      Accrued expenses                                               27,745          9,276
                      Due to parent company                                              --         17,884
                      Accrued compensation                                           11,833         37,603
                                                                                -----------    -----------
                                Total current liabilities                            86,547         72,252

            STOCKHOLDERS' EQUITY (NOTE 6)

                      Preferred stock, $.001 par value, 20,000,000 shares
                                authorized, 0 shares issued and outstanding              --             --
                      Common stock, $.001 par value, 40,000,000 shares
                                authorized, 24,414,179 and 18,737,842 shares
                                issued and outstanding at December 31, 2004
                                and December 31, 2003, respectively                  24,414         18,738
                      Additional paid-in capital                                  5,732,301      2,096,355
                      (Deficit) accumulated during the development               (3,844,792)    (1,455,748)
                                                                                -----------    -----------

                                Total stockholders' equity                        1,911,923        659,345
                                                                                -----------    -----------

                                TOTAL LIABILITIES AND STOCKHOLDERS              $ 1,998,470    $   731,597
                                                                                ===========    ===========

               See accompanying summary of accounting policies and
                         notes to financial statements

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                           Cumulative Period From            Year Ended
                                         July 2, 2002 (Inception) to        December 31,
                                               December 31, 2004        2004            2003
                                         -------------------------------------------------------
REVENUE
              Product sales                      $         --       $         --    $         --

OPERATING EXPENSES
              Cost of sales                                --                 --              --
              Product development                     694,389            333,253         344,164
              General and administrative            3,156,049          2,063,355         813,453
                                                 ------------       ------------    ------------
Total operating expenses                            3,850,438          2,396,608       1,157,617
                                                 ------------       ------------    ------------

Income (loss) from operations                      (3,850,438)        (2,396,608)     (1,157,617)

OTHER INCOME (EXPENSE), NET
              Interest income (expense), net            5,646              7,564          (1,918)
                                                 ------------       ------------    ------------
Total other income (expense), net                       5,646              7,564          (1,918)
                                                 ------------       ------------    ------------

NET INCOME (LOSS)                                $ (3,844,792)      $ (2,389,044)   $ (1,159,535)
                                                 ============       ============    ============

NET INCOME (LOSS) PER SHARE, BASIC AND DILUTED   $      (0.23)      $      (0.11)   $      (0.08)
                                                 ============       ============    ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
       OUTSTANDING, BASIC AND DILUTED              16,586,470         21,263,104      13,994,544
                                                 ============       ============    ============

               See accompanying summary of accounting policies and
                         notes to financial statements

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        STATEMENT OF STOCKHOLDERS' EQUITY
            Period from July 2, 2002 (Inception) to December 31, 2004

                                                                                                          Accumulated
                                                                                                           (Deficit)
                                                                                            Additional    During the
                                                                   Common Stock              Paid-in      Development
                                                                Shares        Amount         Capital         Stage          Total
                                                              ---------------------------------------------------------------------
Issuance of common stock at inception to parent company         6,000,000   $     6,000   $        --    $        --    $     6,000

Exchange of common stock for investment in parent company       3,000,000         3,000        (3,000)            --             --

Issuance of common stock for cash during private
     placement from December 7, 2002 to
     December 27, 2002  at $0.10 per share                      1,900,000         1,900       188,100             --        190,000

Issuance of common stock for services provided                    150,000           150        35,850             --         36,000

Net (loss) for the period from July 2, 2002
     (inception) to December 31, 2002                                  --            --            --       (296,213)      (296,213)
                                                              -----------   -----------   -----------    -----------    -----------

Balances, December 31, 2002                                    11,050,000        11,050       220,950       (296,213)       (64,213)

Issuance of common stock for cash during private
     placement from January 1 to February 14, 2003
     at $0.10 per share                                           300,000           300        29,700             --         30,000

Issuance of common stock for cash during private
     placement from March 1 to December 31, 2003
     at $0.25 per share                                         4,464,000         4,464     1,111,536             --      1,116,000

Issuance of common stock for cash during private
     placement from August 28 to December 31, 2003
     at $0.33 per share                                           878,814           879       291,865             --        292,744

Issuance of bonus shares of common stock to
     new shareholders                                             559,436           559          (559)            --             --

Issuance of common stock for services provided                    204,992           205        50,843             --         51,048

Exercise of common stock warrants at $0.25 per share              600,000           600       149,400             --        150,000

Issuance of stock options to non-employees for services
     provided from January 1, 2003 to December 31, 2003                --            --        73,151             --         73,151

Issuance of common stock to Board of Directors
     Members (Note 4)                                              30,000            30         7,470             --          7,500

Issuance of common stock to Advisory Board
     Members (Note 7)                                             650,600           651       161,999             --        162,650

Net (loss)                                                             --            --            --     (1,159,535)    (1,159,535)
                                                              -----------   -----------   -----------    -----------    -----------

Balances, December 31, 2003                                    18,737,842   $    18,738   $ 2,096,355    $(1,455,748)   $   659,345

Issuance of common stock for cash during private
     placement from January 1 to January 30, 2004
     at $0.25 per share                                           200,000           200        49,800             --         50,000

Issuance of common stock for cash during private
     placement from February 1 to June 30, 2004
     at $0.33 per share                                         1,802,289         1,802       598,698             --        600,500

Issuance of common stock for cash during public
     offering from July 30 to December 31, 2004 at
     $1.00 per share, net of $185,240 in offering costs         2,492,977         2,493     2,305,244             --      2,307,737

Issuance of bonus shares of common stock to new
     shareholders in private placements                           138,500           139          (139)            --             --

Issuance of bonus shares of common stock to new
     shareholders in public offering                              228,163           228          (228)            --             --

Issuance of common stock for services provided                    724,408           724       556,722             --        557,446

Exercise of common stock warrants at $0.25 per share               60,000            60        14,940             --         15,000

Issuance of stock options to non-employees for
     services provided from January 1, 2004
     to December 31, 2004                                              --            --        80,939             --         80,939

Issuance of common stock to Board of Directors
     Members (Note 4)                                              30,000            30        29,970             --         30,000

Net (loss)                                                             --            --            --     (2,389,044)    (2,389,044)
                                                              -----------   -----------   -----------    -----------    -----------

Balances, December 31, 2004                                    24,414,179   $    24,414   $ 5,732,301    $(3,844,792)   $ 1,911,923
                                                              ===========   ===========   ===========    ===========    ===========

               See accompanying summary of accounting policies and
                         notes to financial statements

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

                                                                    Cumulative Period From      Year Ended
                                                                   July 2, 2002 (Inception)     December 31,
                                                                     to December 31, 2004           2004         2003
                                                                   -------------------------------------------------------
Cash flows from operating activities:
              Net (loss)                                                  $(3,844,792)         $(2,389,044)   $(1,159,535)

              Adjustments to reconcile net (loss) to cash provided (used) by operations:

                          Issuance of common stock and options
                          for services                                        998,734              668,385        294,349
                          Depreciation Expense                                  7,840                5,920          1,920

              Change in assets and liabilities:
                          (Increase) in other current assets                   (5,402)              (3,302)        (2,100)
                          (Increase) in deposits                               (4,484)              (2,484)        (2,000)
                          Increase in accounts payable                         46,948               39,459          7,489
                          Increase in accrued expenses                         27,745               18,469          9,276
                          Increase (decrease) in accrued compensation          11,833              (25,770)        37,603
                                                                          -----------          -----------    -----------

                          Net cash (used) by operating activities          (2,761,578)          (1,688,367)      (812,998)

CASH FLOWS FROM INVESTING ACTIVITIES:
              Purchases of equipment                                          (38,561)             (11,556)       (27,005)
                                                                          -----------          -----------    -----------

                          Net cash (used) by investing activiites             (38,561)             (11,556)       (27,005)

CASH FLOWS FROM FINANCING ACTIVITIES:
              (Decrease) in due to parent company                                  --              (17,884)      (186,483)
              Proceeds from issuance of common stock                        4,710,981            3,002,237      1,518,744
              Proceeds from initial investment by parent company                6,000                   --             --
                                                                          -----------          -----------    -----------

                          Net cash provided by financing activities         4,716,981            2,984,353      1,332,261
                                                                          -----------          -----------    -----------

              Net increase in cash                                          1,916,842            1,284,430        492,258

              Cash, beginning of period                                            --              632,412        140,154
                                                                          -----------          -----------    -----------

              Cash, end of period                                         $ 1,916,842          $ 1,916,842    $   632,412
                                                                          ===========          ===========    ===========

Supplemental disclosure of non-cash investing and financing activities:
              Interest paid                                               $     2,242          $       324    $     1,918
                                                                          ===========          ===========    ===========

               See accompanying summary of accounting policies and
                         notes to financial statements

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF THE BUSINESS

AeroGrow International, Inc. ("the Company") was incorporated in the State of Nevada on March 25, 2002 and initiated operations on July 2, 2002.

The  Company  was   organized   for  the  purpose  of   research,   development,
manufacturing and marketing of indoor, turnkey "plug and grow" AeroGrow "Smart Garden" systems designed and priced for the consumer market worldwide.

For the period July 2, 2002 (Inception) to December 31, 2004, the Company has been in the development stage. The Company's activities since inception have consisted of developing the business plan, raising capital, product and market research, and designing, developing and manufacturing working prototypes of the AeroGrow appliance called the AeroGrow "Smart Garden". The Company to date has raised $4,751,981 through private placements and a Colorado public offering as of December 31, 2004; however, it has experienced operating losses since inception and has an accumulated deficit of $3,844,792 at December 31, 2004. Subsequent to December 31, 2004, the Company plans to continue its fundraising efforts with a secondary public offering to secure additional capital from other investors. The Company is in negotiations with two Chinese contract manufacturers with the intention of launching the product for sale during the third and fourth quarters of 2005. However, there can be no assurance that the financing offering will be successful. The Company believes these actions, if successful, will enable it to develop its products and generate revenues to the level necessary to create positive cash flow from operations.

SIGNIFICANT ACCOUNTING POLICIES

Reciprocal Stockholdings
------------------------

The Company had accounted for reciprocal stockholdings in the outstanding common stock of its former parent company, Mentor Capital Consultants, Inc., utilizing the cost method of accounting. The Company owns one million shares, or approximately 6% of its former parent company common stock. The cost basis of the stock has been presented as an offset to additional paid in capital on the accompanying balance sheet.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents.

Property and Equipment
----------------------

Property and equipment are stated at cost. Depreciation for financial accounting purposes is computed using the straight-line method over the estimated lives of the respective assets. Office equipment and computer hardware are depreciated over 5 years. The Company has purchased and built its own manufacturing equipment and tools. The equipment is being amortized over a period of seven years commencing July 1, 2003. Direct internal labor incurred in the manufacturing of the equipment totaling $6,240 has been capitalized. The Company does not capitalize any overhead or other administrative costs in conjunction with the manufacturing of equipment.

Property and equipment consist of the following as of December 31:

                                         2004        2003
                                       --------    --------
Manufacturing equipment and tools      $ 11,772    $ 11,772
Computer hardware                        17,575       9,502
Office equipment                          9,214       5,731
                                       --------    --------
                                         38,561      27,005

Less:  accumulated depreciation          (7,840)     (1,920)
                                       --------    --------
         Property and equipment, net   $ 30,721    $ 25,085
                                       --------    --------

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk and Financial Instruments
------------------------------------------------------

Statement of Financial Accounting Standards ("SFAS") No. 105, "Disclosure of Information About Financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentrations of credit risk regardless of the degree of such risk. Financial instruments with significant credit risk include cash. The amount on deposit with a financial institution does exceed the $100,000 federally insured limit at December 31, 2004 and December 31, 2003. However, management believes that the financial institution is financially sound and the risk of loss is minimal.

Financial  instruments  consist  of cash  and  cash  equivalents,  subscriptions
receivable  and  accounts   payable.   The  carrying  values  of  all  financial
instruments approximate fair value.

Product Development Costs
-------------------------

The costs incurred to develop products to be sold or otherwise marketed are currently charged to expense. When a product is ready for general release, its capitalized costs will be amortized using the straight-line method of amortization over a reasonable period. During the years ended December 31, 2004 and December 31, 2003, no product development costs have been capitalized.

Stock Based Compensation
------------------------

The Company accounts for its stock-based compensation using Accounting Principles Board Opinion No. 25 ("APB No. 25"). Under APB 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options with exercise prices at or above the market value of the stock on the grant date, the Company adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). The Company has adopted the disclosure-only provisions of SFAS 123 for the stock options granted to the employees and directors of the Company. Accordingly, no compensation cost has been recognized for these options. As of December 31, 2004 and since inception, 194,937 options have been issued to employees or directors of the Company and 3,043 options have expired.

If the Company had used the fair value based method of accounting for its stock option plan, as prescribed by SFAS 123, compensation cost included in the net
(loss) for the years ended December 31, 2004 and December 31, 2003, would have increased by $96,294 and $4,152, respectively, resulting in proforma net losses of ($2,485,338) and ($1,163,687), respectively.

For purposes of calculating fair value under SFAS 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: no dividend yield, expected volatility rate of 131.73%; risk free interest rate of 5%; and average lives of 4 years.

Income Taxes
------------

The Company accounts for deferred income taxes in accordance with the liability method as required by Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"), "" Deferred income taxes are recognized for the tax consequences in future years for differences between the tax basis of assets and liabilities and their financial reporting amounts at the end of each period, based on enacted laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income. Any liability for actual taxes to taxing authorities is recorded as income tax liability.

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

Comprehensive Income
--------------------

Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires the presentation and disclosure of all changes in equity from non-owner sources as "Comprehensive Income". The Company had no items of comprehensive income in the years ended December 31, 2004 or December 31, 2003.

Segments of an Enterprise and Related Information
-------------------------------------------------

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") replaces the industry segment approach under previously issued pronouncements with the management approach. The management approach designates the internal organization that is used by management for allocating resources and assessing performance as the source of the Company's reportable segments. SFAS 131 also requires disclosures about products and services, geographic areas and major customers. At present, the Company only operates in one segment.

New Accounting Pronouncements
-----------------------------

In December 2002, the FASB approved Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123" (SFAS No. 148). SFAS No. 148 amends Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS No. 123) to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock-based compensation using the methods detailed in the stock-based compensation accounting policy.

In April 2003, the FASB approved SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 is not expected to apply to the Company's current or planned activities. In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS No. 150). SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on the Company's financial position.

In November 2004, the FASB issued FASB Statement No. 151, which revised ARB No. 43, relating to inventory costs. This revision is to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). This Statement requires that these items be recognized as a current period charge regardless of whether they meet the criterion specified in ARB 43. In addition, this Statement requires the allocation of fixed production overheads to the costs of conversion be based on normal capacity of the production facilities. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after the date this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued FASB Statement No. 153. This Statement addresses the measurement of exchanges of non-monetary assets. The guidance in APB Opinion No. 29, ACCOUNTING FOR NON-MONETARY TRANSACTIONS, is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. This Statement amends Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

SIGNIFICANT ACCOUNTING POLICIES  (CONTINUED)

substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges incurred during fiscal years beginning after the date of this Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

In December 2004, the FASB issued a revision to FASB Statement 123, Accounting for Stock Based Compensation. This Statement supercedes APB Opinion No. 25,
Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees, or in Connection with Selling Goods or Services." This Statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, Employees' Accounting for Employee Stock Ownership Plans.

A public entity will initially measure the cost of employee services received in exchange for an award of liability instruments based on its current fair value; the fair value of that award will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite service period will be recognized as compensation cost over that period.

The grant-date fair value of employee share options and similar instruments will be estimated using the option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available).

Excess tax benefits, as defined by this Statement, will be recognized as an addition to paid-in-capital. Cash retained as a result of those excess tax benefits will be presented in the statement of cash flows as financing cash inflows. The write-off of deferred tax assets relating to unrealized tax benefits associated with recognized compensation cost will be recognized as income tax expense unless there are excess tax benefits from previous awards remaining in paid-in capital to which it can be offset.

The notes to the financial statements will disclose information to assist users of financial information to understand the nature of share-based payment transactions and the effects of those transactions on the financial statements.

The effective date for public entities that do not file as small business issuers will be as of the beginning of the first interim or annual reporting period that begins after June 15, 2005. For public entities that file as small business issuers and nonpublic entities the effective date will be as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. Management intends to comply with this Statement at the scheduled effective date for the relevant financial statements of the Company.

NOTE 2 - INCOME TAXES

The Company did not record any provision for federal and state income taxes for the years ended December 31, 2004 and December 31, 2003. Variations from the federal statutory rate are as follows:

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 2-INCOME TAXES  (CONTINUED)

                                    Cumulative Period from                  Years Ended
                                 July 2, 2002 (Inception) to               December 31,
                                      December 31, 2004              2004                 2003
                                 -----------------------------------------------------------------
Expected income tax benefit at          $ 1,272,833              $   794,910           $   377,863
    the statutory rate of 33%
Net operating loss carryforward          (1,272,833)                (794,910)             (377,863)
                                        -----------              -----------           -----------
Net tax expense                         $        --              $        --           $        --
                                        ===========              ===========           ===========

Deferred income tax assets result from federal and state operating loss carryforwards in the amounts of $2,332,052 and $1,109,442 for the years ended December 31, 2004 and December 31, 2003, respectively. Other deferred tax assets are presented due to timing differences related to deductions for non-cash compensation and to other temporary differences in the amounts of $19,345 and $44,603 at December 31, 2004 and December 31, 2003, respectively. The loss carry forwards expire in 2024 and 2023, respectively.

Net deferred tax assets consist of the following as of December 31:

                                                        2004           2003
                                                    -----------    -----------
Tax effect of net operating loss carryforwards      $ 1,270,820    $   477,923
Tax effect of timing differences related to
   compensation expense                                   6,577         15,165
Tax effect of other temporary differences                 2,013            653
Less valuation allowance                             (1,279,410)      (493,741)
                                                    -----------    -----------

Net deferred tax assets                             $        --    $        --
                                                    ===========    ===========

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax asset will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.

NOTE 3 - STOCK OPTIONS

In 2003,  the  Company's  Board of  Directors  approved a Stock Option Plan (the
Plan) pursuant to which nonqualified stock options are reserved for issuance to eligible employees, consultants and directors of the Company. The Plan is administered by the Board of Directors, which has the authority to select the individuals to whom awards are to be granted, the number of shares of common stock to be covered by each award, the vesting schedule of stock options, and all other terms and conditions of each award.

The Company has granted nonqualified stock options to purchase shares of common stock to certain employees at exercise prices ranging from $.01 to $1.00 per share.

The Company has adopted the disclosure only provisions of Statement of Financial accounting Standards No. 123 "Accounting for Stock-Based compensation" ("SFAS No. 123"). Accordingly, the Company continues to account for options using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 ("APB No. 25").

A summary of activity in the Plan is as follows:

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3 - STOCK OPTIONS (CONTINUED)

                                             Cumulative Period from
                                           July 2, 2002 (Inception) to       Year Ended
                                                December 31, 2004         December 31, 2004
                                           ---------------------------   ----------------------
                                                           Average                     Average
                                            Number of      Exercise      Number of     Exercise
                                             Options        Price         Options       Price
                                           ----------------------------------------------------
Outstanding at the beginning of the period        --         $  --        23,683         $0.40
Granted during the period                    194,938          0.57       171,255          0.59
Exercised during the period                       --            --            --            --
                                             -------         -----       -------         -----
Outstanding at the end of the period         194,938         $0.57       194,938         $0.57
                                             =======         =====       =======         =====

Exercisable at end of period                 194,938         $0.57       194,938         $0.57
                                             =======         =====       =======         =====

As of December 31, 2004, outstanding options have weighted average contractual lives remaining of approximately four years with an exercise price of $0.57 per share. Of those options outstanding at December 31, 2004, all are fully vested.

The Company did not grant any employee stock options in 2002.

In addition to stock options granted to employees, the Company granted options to purchase common stock to certain consultants in exchange for services provided. The compensation cost of these options, measured by the fair value of the options provided in lieu of cash, has been included in general and administrative expense. The assumptions utilized to value employee options in accordance with the disclosure requirements of SFAS No. 123 were also used to value the options issued to the consultants. For the years ended December 31, 2004 and December 31, 2003, the Company has recognized consulting expense related to the non-employee options of $80,939 and $73,151, respectively.

Following is a reconciliation of transactions during the period for options granted to consultants:

                                             Cumulative Period from
                                           July 2, 2002 (Inception) to             Year Ended
                                                December 31, 2004               December 31, 2004
                                          -----------------------------     ---------------------------
                                                            Average                            Average
                                            Number of      Exercise         Number of         Exercise
                                             Options        Price            Options            Price
                                          -------------------------------------------------------------
Outstanding at the beginning of the period        --        $  --            509,075            $0.20
Granted during the period                    726,614         0.22            217,539             0.29
Exercised during the period                       --           --                 --               --
                                             -------        -----            -------            -----
Outstanding at the end of the period         726,614        $0.22            726,614            $0.22
                                             =======        =====            =======            =====

Exercisable at end of period                 726,614        $0.22            726,614            $0.22
                                             =======        =====            =======            =====

Outstanding non-employee options have a weighted average contractual life remaining of approximately four years with an average exercise price of $0.22 per share. Of those options outstanding at December 31, 2004, all are fully vested.

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2004 and 2003, the Company retained one member of their board as a consultant who was granted common stock and fees for services provided totaling $46,723 and $67,955, respectively. During the year ended December 31, 2004, the Company paid legal fees to a director in the amount of $24,000 and issued common stock for services provided valued at $83,250. During the year ended December 31, 2003, the Company paid legal fees to a director in the amount of $25,000 and issued common stock for services provided valued at $10,800. The Company also issued common stock to its Board of Directors for services provided valued at $30,000 and $7,500 for the years ended December 31, 2004 and 2003, respectively.

On December 31, 2004, Mentor Capital Consultants, Inc., former parent of the Company, made a pro rata distribution to its shareholders of all 6,000,000 shares of common stock it held in the Company.

The Company leased their office space during the year ended December 31, 2004 from two shareholders. The Company paid rent to the shareholders in the amount of $31,293 and issued common stock for rent provided valued at $52,838. During the year ended December 31, 2003, the Company paid rent to one of the shareholders in the amount of $4,500 and issued common stock for rent provided valued at $3,038. During 2004, the Company leased certain laboratory space from an employee. Rent expense paid to the employee totaled $5,200 for the year ended December 31, 2004.

The Company is renting office furniture, office equipment, and computers from its former parent, Mentor Capital Consultants, Inc., at the rate of $2,500 per month. For each of the years ended December 31, 2004 and 2003, the Company paid $30,000 to rent the equipment.

On October 15, 2002, Mentor Capital Consultants, Inc.'s principal shareholder and chief executive officer exchanged 1 million of his outstanding shares in Mentor Capital for 3 million common shares of the Company. The Company valued this transaction at $10,000, which was the shareholder's cost basis. As a result of this transaction, the Company directly holds 6.1% of the outstanding shares of Mentor Capital Consultants Inc. Because of its related party nature, this investment is shown at no value on the balance sheet.

NOTE 5 - OPERATING LEASES

The Company leases certain facilities and office space under non-cancelable operating lease agreements. Rent expense for the years ended December 31, 2004 and 2003, was approximately $91,741 and $52,197, respectively. This includes the fair value of 77,652 shares and 11,250 shares of common stock granted to the landlords for the years ended December 31, 2004 and 2003, respectively.

One of the Company's operating leases ended December 31, 2004. The Company is currently in negotiations for a new operating lease and is on a month-to-month basis. Future minimum rental commitments for another operating lease totals $12,000 for the year ending December 31, 2005.

NOTE 6 - SHAREHOLDERS' EQUITY

During the period from July 2, 2002 (inception) to December 31, 2002, the Company issued a private placement memorandum for the purpose of raising capital for administrative costs, research and development, and for the establishment of a cash reserve. Pursuant to the private placement, the Company sold 1,900,000 shares at $0.10 per share.

The Company issued 150,000 shares valued at $0.24 per share to consultants for services provided in the period from July 2, 2002 (Inception) to December 31, 2002.

During the years ended December 31, 2004 and 2003, the Company continued its private placement offering initiated in 2002 and issued common stock to new investors at $0.10 per share for 300,000 shares, and at $0.25 per share for 4,664,000 shares. On August 1, 2003, the Company initiated a new private placement offering, and issued common stock to new investors at $0.33 per share for 878,814 shares. During the year ended December 31, 2004,

                          AEROGROW INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 6 - SHAREHOLDERS' EQUITY (CONTINUED)

an additional 1,802,289 shares were issued at $0.33 per share. In conjunction with the continuing and new private placement offerings, certain investors who purchased minimum amounts of common shares were provided with additional bonus shares of stock. If investors contributed a minimum of $15,000 to the Company, they were awarded 10% bonus stock award. In total, 138,500 and 559,436 shares were issued as bonus shares for the years ended December 31, 2004 and 2003, respectively.

In conjunction with the private placement offerings, certain investors who purchased a minimum of $25,000 of common shares were provided warrants to purchase additional shares of common stock. Each warrant is exercisable to purchase a share of common stock at prices of $0.25, $0.50 and $1.00 per share, respectively. A total of 3,380,488 warrants have been issued in conjunction with the private placement offerings. A total of 660,000 warrants have been exercised at $0.25 per share.

As of December 31, 2004, 140,000 warrants have expired and 2,580,488 remain outstanding. The warrants are exercisable over a period not to exceed two years commencing immediately at the time of issuance.

During the year ended December 31, 2004, the Company issued 45,000 shares at $0.25, 191,660 shares at $0.33, and 517,748 shares at $1.00 to consultants for services provided. During the year ended December 31, 2003, the Company issued 20,000 shares at $0.24 and 214,992 shares at $.25 per share to consultants for services provided. These shares were priced based on the fair value at which shares were being issued, based on private placement offerings, at the time services were rendered.

On July 1, 2004, the Company was approved for an initial public offering in the State of Colorado, and issued common stock to new investors at $1.00 per share for 2,492,977 shares. In conjunction with the Colorado public offering, certain investors who purchased minimum amounts of common shares were provided with additional bonus shares of stock. If investors contributed a minimum of $15,000 to the Company, they were awarded 10% bonus stock award. In total, 228,163 shares were issued as bonus shares for the year ended December 31, 2004. Also, in conjunction with the public offering, certain investors who purchased a minimum of $25,000 of common shares were provided two warrants to purchase additional shares of common stock. One warrant is exercisable to purchase a share of common stock at the price of $2.00 per share and the other warrant is exercisable at $3.00 per share. In total, 1,954,400 warrants were issued at the exercise price of $2.00 and the same total were issued at the exercise price of $3.00 in conjunction with the public offering for year ended December 31, 2004. None of the warrants were exercised during 2004.

As of December 31, 2004, the Company has recorded subscriptions receivable of $41,000 for shares sold. All of this amount has subsequently been collected in cash.

The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of preferred stock with $.001 par value. The preferred stock may be issued from time to time with such designation, rights, preferences and limitations as the Board of Directors may determine by resolution. As of December 31, 2004, no shares of preferred stock have been issued.

NOTE 7 - EXCHANGE OPTIONS

On April 12, 2003, the Board of Directors of AeroGrow offered the option to each of the Advisory Board Members of the Company to exchange from 25,000 to 33,333 of each person's shares of Mentor Capital Consultants, Inc. for 75,000 to 100,000 shares (3 to 1 ratio) of AeroGrow International, Inc. This option was offered to the AeroGrow Advisory Board Members as compensation for their first year of service on the Advisory Board, as well as acknowledgement for their fundraising consulting services for the Company.

As of August 1, 2003, all members of AeroGrow's Advisory Board had exercised their options exchanging 216,865 shares of Mentor Capital for 650,600 shares of AeroGrow. For the year ended December 31, 2003, the Company recognized $162,650 in compensation and consulting expense equal to the fair value of the shares received by the Advisory Board.

 NOTE 8 - SUBSEQUENT EVENT

On December 15, 2004, the Board of Directors of AeroGrow voted to increase the authorized shares of the Company's common stock from 40,000,000 shares to 75,000,000 shares.

                                                                       EXHIBIT A

                                7,000,000 SHARES

                          AEROGROW INTERNATIONAL, INC.

                                  COMMON STOCK

                             SUBSCRIPTION AGREEMENT
                             ----------------------

AeroGrow International, Inc.
900 28th Street, Suite 201
Boulder, Colorado 80303

Gentlemen:

         The undersigned irrevocably subscribe(s) for and agree(s) to purchase ______________ shares of common stock to be registered in the name(s) of the undersigned at the address appearing below. Delivered concurrently herewith is payment in full for the Common Stock subscribed for, at the price of $1.00 per share (checks made payable to "FlatIrons Bank, Escrow Agent"). The undersigned agree(s) that the Company has the right to reject this subscription for any reason and that, in the event of rejection, all funds delivered herewith will be promptly returned, without interest or deduction.

WITHHOLDING CERTIFICATION

    Each of the undersigned certifies under penalty of perjury that:

     (1) The Social Security Number or other Federal Tax I.D. Number entered below is correct.
     (2)  The undersigned is not subject to backup withholding because:
          (a) The IRS has not informed the undersigned that he/she/it is subject to backup withholding.
          (b) The IRS has notified the undersigned that he/she/it is no longer subject to backup withholding.

     NOTE: If this statement is not true and you are subject to backup withholding, strike out section (2).

REGISTRATION OF SECURITIES

     Common stock and warrants (if any) are to be registered as indicated below. (Please type or print.)

________________________________________


________________________________________     ___________________________________
               Name(s)                          Social Security or Federal Tax
                                                        I.D. Number

________________________________________     Telephone Number (  )______________
              Street Address

________________________________________
           City, State, Zip Code

OWNERSHIP: |_| Individual |_| Marital Property |_| Joint Tenants with Right of Survivorship |_| Tenants in Common ? Corporation |_| Partnership |_| Trust |_| IRA/Qualified Plan |_| Other______________

         If common stock and warrants (if any) are to be registered jointly, all owners must sign. For IRAs/Qualified Plans, the trustee must sign. Any registration in the names of two or more co-owners will, unless otherwise specified, be as joint tenants with rights of survivorship and not as tenants in common. Each subscriber certifies that he/she/it has full capacity to enter into this Agreement. This subscription is subject to acceptance by the Company and will not be accepted unless accompanied by payment in full.

SUBSCRIBER SIGNATURES

INDIVIDUALS (All proposed record holders must sign.)

Dated: _________________


________________________________________     ___________________________________
               (Signature)                              (Signature)

________________________________________     ___________________________________
          (Print or Type Name)                        (Print or Type Name)

CORPORATIONS, PARTNERSHIPS, TRUSTS AND IRAS/QUALIFIED PLANS (Certificate of Signatory must be completed.)

Dated: ________________                      ___________________________________
                                                (Print or Type Name of Entity)

                                      By:_______________________________________
                                        (Signature of Authorized Representative)

                            CERTIFICATE OF SIGNATORY

I,_____________________________________, am the ________________________________
          (Print or Type Name of               (Print or Type Title or Position)
        Authorized Representative)

of ______________________________________________("Entity").
     (Print or Type Name of Subscribing Entity)

         I certify that I am fully authorized and empowered by the Entity to execute this Subscription Agreement and to purchase common stock and warrants, and that this Subscription Agreement has been duly executed by me on behalf of the Entity and constitutes a valid and binding obligation of the Entity in accordance with its terms.

                                ________________________________________________
                                    (Signature of Authorized Representative)

ACCEPTANCE

       Subscription |_| accepted |_| rejected as of _____________________, 2005.

                                                    AEROGROW INTERNATIONAL, INC.

                                                 By:____________________________

NO.                                                                    EXHIBIT B

                                  $2.00 WARRANT

                            TO PURCHASE COMMON STOCK
                                       OF
                          AEROGROW INTERNATIONAL, INC.

     THIS CERTIFIES THAT, upon surrender of this $2.00 Warrant at the office of the Warrant Agent hereinafter named, in the City of Boulder, County of Boulder, State of Colorado, accompanied by payment as hereinafter provided, or assigns ("Holder") is entitled to purchase at any time prior to the expiration of the $2.00 Warrant Exercise Period (as __________ hereinafter __________ defined), __________ but _________ not __________ thereafter, shares of common stock ("Common Stock"), of AeroGrow International, Inc., a Nevada corporation ("Company"), as such Common Stock shall be constituted at the time of purchase, which shares have been duly authorized and set aside for issuance and will, upon such issuance, be fully paid and nonassessable, at the price of Two Dollars ($2.00) per share, subject to the terms and provisions set forth herein and in an agreement by and between the Company and FlatIrons Bank, Boulder, Colorado ("Warrant Agent"), and not otherwise.

     This $2.00 Warrant shall be exercisable in whole at any time or in part from time to time (provided that not less than Five Hundred (500) shares of Common Stock, or any integral multiple of such amount, shall be purchased upon any such partial exercise hereof), for the period from issuance through December 31, 2008, provided that the Common Stock issuable upon the exercise of this $2.00 Warrant is, at the time of exercise, registered or otherwise qualified for sale under the Securities Act of 1933, as amended ("Securities Act") and the securities or "blue sky" laws of the jurisdiction in which the exercise of this $2.00 Warrant is proposed to be effected ("$2.00 Warrant Exercise Period") Upon the expiration of the $2.00 Warrant Exercise Period, this $2.00 Warrant will expire and become void and of no value. No fractional shares will be issued upon the exercise hereof.

     This $2.00 Warrant shall be registered at the office of the Warrant Agent and is transferable only at said office by the registered Holder hereof or his duly authorized attorney upon surrender of this certificate, properly endorsed.

     Upon any adjustment of the number of shares of Common Stock which may be purchased upon the exercise of this $2.00 Warrant and/or the purchase price per share, then in each such case the Company shall give written notice thereof, as hereinbelow provided, which notice shall state the purchase price per share resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this $2.00 Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

THIS WARRANT MAY NOT BE TRANSFERRED OR EXERCISED UNLESS SAID WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE THEREOF ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ARE EXEMPT FROM SUCH REGISTRATION, OR SUCH TRANSFER OR EXERCISE (AND THE ISSUANCE OF COMMON STOCK PURSUANT TO SUCH EXERCISE) IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE COMPANY WILL USE ITS BEST EFFORTS TO SO
REGISTER OR QUALIFY THIS WARRANT, AND THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF, AND/OR TO SO REGISTER OR QUALIFY THE TRANSACTIONS PURSUANT TO WHICH SUCH SECURITIES ARE ISSUED OR TRANSFERRED, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE SECURITIES LAWS OF THE JURISDICTIONS IN WHICH $2.00 WARRANTS ARE ISSUED THE COMPANY MAY, IN ITS SOLE DISCRETION, ATTEMPT TO SO REGISTER OR QUALIFY SUCH SECURITIES IN JURISDICTIONS OTHER THAN THOSE IN WHICH $2.00 WARRANTS ARE ISSUED.

     The Holder of this $2.00 Warrant shall not by virtue thereof have any rights of a shareholder of the Company or to notice of meetings of shareholders or of any other proceedings of the Company.

     This $2.00 Warrant is divisible on surrender, in which case a new $2.00 Warrant or $2.00 Warrants will be issued.

     Commencing January 1, 2005, and at any time thereafter, until and including, but not after, the expiration of the $2.00 Warrant Exercise Period, the Company may, at its option, redeem all of the $2.00 Warrants at any time or some of them from time to time, upon payment of One Cent ($0.01) per $2.00 Warrant to the Holder, provided that the closing bid or sale price of the Common Stock, as quoted on the NASD OTC BULLETIN BOARD, or other recognized securities exchange, equals or exceeds equals or exceeds $3.50 per share for 30 consecutive trading days ending within 15 days of the date upon which notice of redemption is given as provided herein.. In case less than all of the $2.00 Warrants at the time outstanding are to be redeemed, the $2.00 Warrants to be redeemed shall be selected by the Company by lot. Notices of such optional redemption will be mailed at least fifteen (15) days prior to the redemption date to each holder of $2.00 Warrants to be redeemed at the registered address of such Holder. Each Holder of this $2.00 Warrant, by accepting the same, agrees upon any such notice of redemption to receive payment for this $2.00 Warrant upon the date fixed for redemption in the amount herein provided.

     If prior to the expiration of this $2.00 Warrant, by exercise hereof or by its terms:

     (a) The Company shall be recapitalized through the subdivision of its outstanding shares of Common Stock into a greater number of shares, or shall by exchange or substitution of or for its outstanding Common Stock or otherwise, reduce the number of such shares, then in each such case the number of shares deliverable upon the exercise of this $2.00 Warrant shall be changed in proportion to such increase or decrease of the outstanding shares of such Common Stock of the Company, without any change in the aggregate payment by the $2.00 Warrant Holder from the aggregate payment specified on the face of this $2.00 Warrant.

     (b) A dividend shall be declared or paid at any time on the Common Stock of the Company in its Common Stock or in securities convertible into Common Stock of the Company, then in each such case the number of shares deliverable upon the exercise thereafter of this $2.00 Warrant shall, without requiring any payment by the $2.00 Warrant Holder in addition to the payment specified on the face hereof, be increased in proportion to the increase, through such dividend, in the number of outstanding shares of Common Stock of the Company. In the computation of the increased number of shares deliverable upon the exercise of this $2.00 Warrant, any dividend paid or distributed upon the Common Stock in securities convertible into Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion thereof. The obligations of the Company and the rights of the Holder hereof shall not be affected by the exercise of any conversion privileges heretofore granted to the holders of any of the stock or securities of the Company or of any other corporation.

     (c) The Company shall, at any time while any of the $2.00 Warrants are outstanding, declare a dividend on its Common Stock, other than as provided in the preceding paragraph (b), then in each such case the Company shall give notice in writing to the registered Holder of this $2.00 Warrant, and such dividends so declared shall be made payable only to the shareholders of record on a date at least ten (10) days subsequent to the date of such notice, including stock issued pursuant to the exercise of such $2.00 Warrants prior to such record date.

     (d) The Company shall be recapitalized by reclassifying its outstanding Common Stock into stock without par value, or the Company or a successor corporation shall consolidate or merge with, or convey all, or substantially all, of its or any successor corporation's property or assets to, any other corporation or corporations (any such corporation being included within the meaning of "successor corporation" as hereinbefore used in the event of any consolidation or merger of such corporation with, or the sale of all, or substantially all, of the property or assets of such corporation to another corporation or corporations) then in each such case, as a condition of such recapitalization, consolidation, merger or conveyance, lawful and adequate provision shall be made whereby the Holder of each $2.00 Warrant shall thereafter have the right to purchase, upon the basis and upon the terms and conditions specified in this $2.00 Warrant, in lieu of the shares of Common Stock of the Company theretofore purchasable upon the exercise of this $2.00 Warrant, such shares of stock, securities or other assets as may be issued or payable with respect to, or in exchange for, the number of shares of Common Stock of the Company theretofore purchasable upon the exercise of this $2.00 Warrant had such recapitalization, consolidation, merger or conveyance not taken place; and in any such event the rights of the $2.00 Warrant Holder to an adjustment of the number of shares of Common Stock purchasable upon the exercise of this $2.00 Warrant as hereinbefore provided shall continue and be preserved in respect of any stock which the $2.00 Warrant Holder becomes entitled to purchase

      It shall be a condition of such consolidation, merger or conveyance that each successor corporation shall assume, in manner and form satisfactory to the Warrant Agent, the obligation to deliver to the $2.00 Warrant Holder, upon the exercise of this $2.00 Warrant, such shares of stock, securities or assets as, in accordance with the provisions of this $2.00 Warrant, shall have been provided for such purpose. The Warrant Agent shall assume no liability for its exercise of discretion hereunder, other than for willful wrongdoing.

     This $2.00 Warrant shall be deemed to have been exercised, and the Holder exercising the same to have become a shareholder of record of the Company, for the purpose of receiving dividends and for all other purposes whatsoever as of the date the Holder surrendered this $2.00 Warrant accompanied by payment in cash, as herein provided. The Company agrees that, while this $2.00 Warrant shall remain valid and outstanding, its stock transfer books shall not be closed for any purpose whatsoever, except under arrangements which shall insure to Holders exercising $2.00 Warrants or applying for transfer of stock within five
(5) days after the books shall have been reopened all rights and privileges which they might have had or received if the transfer books had not been closed and they had exercised their $2.00 Warrants at any time during which such transfer books shall have been closed.

     Upon each increase or decrease in the number of shares of Common Stock of the Company deliverable upon the exercise of this $2.00 Warrant, or in the event of changes in the rights of the $2.00 Warrant Holders by reason of other events hereinbefore set forth, then in each such case the Company shall forthwith file with the Warrant Agent a certificate executed by its President or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, stating the increased or decreased number of shares so deliverable and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     The Company covenants, at all times when $2.00 Warrants are outstanding and in effect, to reserve, unissued, such number of shares of Common Stock as it may be required to deliver pursuant to the exercise of this $2.00 Warrant, subject to consolidation, merger or sale, as hereinabove set forth.

     As used herein, the terms "Holder" "$2.00 Warrant Holder" and "Holder of this $2.00 Warrant" shall be construed to mean the registered holder hereof, and, in the case of any notice required by this $2.00 Warrant to be given to the $2.00 Warrant Holder, it shall be sufficient if mailed to the last known address of such Holder as the same appears on the books of the Company.

     IN WITNESS WHEREOF, AEROGROW INTERNATIONAL, INC. has caused this $2.00 Warrant to be signed in its corporate name by its President or a Vice President, manually or in facsimile, and its corporate seal or a facsimile to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary, as of the day and year first above written.

                                                    AEROGROW INTERNATIONAL, INC.

Attest:


______________________________________     By:__________________________________
              Secretary                       W. Michael Bissonnette, President

[CORPORATE SEAL]

                                SUBSCRIPTION FORM

                 (To be Executed Upon Exercise of $2.00 Warrant)

     The undersigned, the Holder(s) or assignee(s) of such Holder(s) of the within $2.00 Warrant, hereby (i) subscribes for shares of Common Stock which the undersigned is entitled to purchase under the terms of the within $2.00 Warrant and (ii) tenders herewith the full exercise price of all shares subscribed for.

Dated:__________________________


Number of Shares Subscribed For:           _____________________________________
                                                        (Signature)


                                           _____________________________________
                                                        (Signature)

                               [inside back cover]


  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE
    NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING
  OFFERS TO BUY,  SHARES  ONLY IN  JURISDICTIONS  WHERE  OFFERS  AND  SALES  ARE
   PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THE
                    PROSPECTUS OR OF ANY SALE OF THE SHARES.

                              [Outside back cover]

                          AEROGROW INTERNATIONAL, INC.

  UNTIL ________________ (90 DAYS AFTER THE COMMENCEMENT OF THIS OFFERING), ALL DEALERS THAT BUY, SELL OR TRADE OUR SECURITIES, WHETHER OR NOT PARTICIPATING IN
     THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY
       REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
                          ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

     Pursuant to the provisions of Nevada Revised Statutes Section 78.751, we shall indemnify our directors, officers and employees as follows: Each of our directors, officers, or employees shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of our company or is or was serving at our request as a director, officer, employee or agent, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for our best interests. We shall provide to any person who is or was a director, officer, employee or agent or is or was serving at our request as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

     The Registrant has not purchased insurance against costs which may be incurred by it pursuant to the foregoing provisions of its Articles of Incorporation and Bylaws, nor does it insure its officers and/or directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     SEC registration fee......................................... $  6,656.11
     Legal fees and expenses......................................   37,500.00*
     Accounting fees and expenses.................................    1,000.00*
     Blue Sky fees and expenses...................................    1,000.00*
     Escrow fees and expenses.....................................    2,500.00*
     Printing and engraving.......................................    1,000.00*
     Miscellaneous................................................      343.89*

         Total    ................................................ $ 50,000.00*

----------
     *  Estimate

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

     Upon inception (July 2,2002), 9,000,000 shares of common stock were issued to the parent and initial shareholder of the Company for aggregate consideration in the amount of $6,000 No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

     From  December 7, 2002  through  February  14, 2003,  the  Registrant  sold
2,200,000 shares of its common stock in a private offering to 9 accredited individual investors for an aggregate purchase price of $220,000. No selling commission or other compensation was paid in connection with such transactions. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(6) and/or 4(2) of such Act and Rule 506 of Regulation D.

     From March 1, 2003 through January 30, 2004, the Registrant sold 5,106,600 shares of common stock in private transactions to 67 individual investors (58 accredited and 9 nonaccredited) for aggregate consideration in the amount of $1,166,000. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D.

     From August 22, 2003 through January 15, 2004 the Registrant sold 660,000 shares of common stock in private transactions through the exercise of warrants to 7 accredited individual investors for an aggregate purchase price of $165,000. All sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) and/or 4(6) of such Act.

     From August 28, 2003 through June 30, 2004, the Registrant sold 2,936,439 shares of common stock in private transactions to 37 individual investors (32 accredited and 5 nonaccredited) for an aggregate purchase price of $893,244. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act and Rule 506 of Regulation D.

     From July 30 through December 31, 2004, the Registrant sold 2,721,140 shares of common stock in a Colorado intra-state public offering to 116 individual investors for an aggregate purchase price of $2,492,977 less offering costs of $185,240. No selling commission or other compensation was paid in connection with such transactions. Such sales were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 3(a)(11) of such Act and Rule 147 thereunder.

     From January 1, 2003 through December 31, 2003, the Registrant granted options covering 532,758 shares of its common stock to 23 persons (3 employees and 20 non-employees). All such options are exercisable for a period of five years commencing from date of issuance. 104,825 of such options are exercisable at the price of $0.001 per share; 25,441 are exercisable at $0.01 per share; 367,484 are exercisable at $0.25 per share; and 35,008are exercisable at $0.50 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

     From January 1, 2004 through December 31, 2004, the Registrant granted options covering 388,794 shares of its common stock to 18 persons (8 employees and 10 non-employees). All such options are exercisable for a period of five years commencing from date of issuance. 33,750 of such options are exercisable at the price of $0.01 per share; 165,391 are exercisable at $0.25 per share; 135,000 are exercisable at $0.50 per share; and 54,653 are exercisable at $1.00 per share. No selling commission or other compensation was paid in connection with such grants, which were made in reliance upon the exemption from registration under the Securities Act of 1933 provided by Section 4(2) of such Act.

ITEM 27. EXHIBITS.

Exhibit
Number                                    Description
--------          --------------------------------------------------------------
3.1               Articles of Incorporation of the Registrant

3.2               By-Laws of the Registrant

3.3 Certificate of Amendment to Articles of Incorporation of the Registrant

3.4 Certificate of Amendment to Articles of Incorporation of the Registrant

3.5 Certificate of Amendment to Articles of Incorporation of the Registrant

5.1 Opinion of Kranitz & Philipp, as to the legality of the securities being registered

10.1              Escrow Agreement, between the Registrant and FlatIrons Bank*

10.2              $2.00 Warrant Agreement,  between the Registrant and FlatIrons
                  Bank*

10.3              Lease Agreement, between the Registrant and Ken Dubach

23.1              Consent of Kranitz & Philipp (included in Exhibit 5.1)

23.2              Consent of Gordon, Hughes & Banks, LLP

24.1              Power of Attorney (included at Page II-4)

* To be filed by amendment.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned small business issuer will:

     (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of the securities at that time as the initial bona fide offering of those securities.

     (3) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i)  Include any prospectus required by section 10(a)(3) of the Act;

         (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) Include any additional or changed material information on the plan of distribution.

     (4) For determining liability under the Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (5) File a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Boulder, State of Colorado, on February 17, 2005.

                                              AEROGROW INTERNATIONAL, INC.


                                           By: /s/ W. MICHAEL BISSONNETTE
                                              ----------------------------------
                                                   W. Michael Bissonnette,
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

     Each person whose signature appears below on this Registration Statement hereby constitutes and appoints W. Michael Bissonnette and Richard A. Kranitz, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

                      Signature                                      Title                      Date
         /S/ W. MICHAEL BISSONNETTE                           President (Principal         February 17, 2005
     ------------------------------------------                Executive Officer)
                W. Michael Bissonnette                            and Director


               /S/ JERRY L. GUTTERMAN                         Treasurer (Principal         February 17, 2005
     ------------------------------------------               Accounting Officer),
                  Jerry L. Gutterman                         Secretary and Director


               /S/ RICHARD A. KRANITZ                               Director               February 17, 2005
     ------------------------------------------
                  Richard A. Kranitz

                              Part III-Signatures

                                7,000,000 SHARES
                          AEROGROW INTERNATIONAL, INC.
                                  COMMON STOCK

                                INDEX TO EXHIBITS
                                -----------------
Exhibit
Number                            Description
-------           --------------------------------------------------------------
3.1               Articles of Incorporation of the Registrant

3.2               Bylaws of the Registrant

3.3 Certificate of Amendment to Articles of Incorporation of the Registrant

3.4 Certificate of Amendment to Articles of Incorporation of the Registrant

3.5 Certificate of Amendment to Articles of Incorporation of the Registrant

5.1 Opinion of Kranitz & Philipp, as to the legality of the securities to be registered

10.1              Escrow Agreement, between the Registrant and FlatIrons Bank*

10.2              $2.00 Warrant Agreement,  between the Registrant and FlatIrons
                  Bank*

10.3              Lease Agreement, between the Registrant and Ken Dubach

23.1              Consent of Kranitz & Philipp (included in Exhibit 5.1)

23.2 Consent of Gordon, Hughes & Banks, LLP 24.1 Power of Attorney (included at Page II-4)

* To be filed by amendment.

                                 Exhibit Index